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                                                                    EXHIBIT 2.1


                                MERGER AGREEMENT


         This Merger Agreement (this "Agreement") is entered into as of February 3, 1997 by and among Republic Industries, Inc., a Delaware corporation ("Republic"); and RI/T Merger Corp., a California corporation and wholly-owned subsidiary of Republic (the "Republic Merger Sub," and together with Republic, the "Republic Companies"); Taormina Industries, Inc., a California corporation (the "Company"); the Taormina Revocable Inter Vivos Trust under Agreement dated July 26, 1983 and the Vincent Cosmo Taormina Revocable Inter Vivos Trust under Agreement dated May 14, 1984 and the C.V. Taormina Family Trust under Agreement dated September 16, 1980 ("C.V. Taormina Family Trust"), each a trust formed under the laws of the State of California, which together constitute all of the shareholders of the Company as of the date hereof (together, the "Shareholders": the C.V. Taormina Family Trust to become a shareholder as a result of the transaction contemplated by Section 5.17(b) hereof); and William C. Taormina and Vincent C. Taormina (together, the "Taorminas"). Certain other capitalized terms used herein are defined in Article XI and throughout this Agreement.


                                    RECITALS

         The Boards of Directors of Republic and the Company have determined that it is in the best interests of their respective shareholders for Republic to acquire the Company upon the terms and subject to the conditions set forth in this Agreement. In order to effectuate the transaction, Republic has organized the Republic Merger Sub as a wholly-owned subsidiary, and the parties have agreed, subject to the terms and conditions set forth in this Agreement, to merge the Republic Merger Sub with and into the Company so that the Company continues as the surviving corporation. As a result, the Company will become a wholly-owned subsidiary of Republic, and each of the Shareholders will be issued certain shares of common stock of Republic.


                               TERMS OF AGREEMENT

         In consideration of the mutual representations, warranties, covenants and agreements contained herein, the parties hereto agree as follows:


                                    ARTICLE I

                                   THE MERGER

         1.1 The Merger. Subject to the terms and conditions of this Agreement and in accordance with the General Corporation Law of the State of California (the "Corporations Code"), at the Effective Time (as defined below) Republic Merger Sub shall be merged with and into the Company (the "Merger") pursuant to the terms and conditions set forth in the Agreement of Merger annexed hereto as Exhibit A (the "Agreement of Merger"). The terms and conditions of the Agreement of Merger are incorporated herein by reference as if fully set forth herein. As a result of the Merger, the separate corporate existence of Republic Merger Sub shall cease and the Company shall continue as the surviving corporation (the "Surviving Corporation").





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         1.2 The Closing. Subject to the terms and conditions of this Agreement, the consummation of the Merger (the "Closing") shall take place as promptly as practicable (and in any event within five (5) business days) after satisfaction or waiver of the conditions set forth in Articles VI and VII, at the offices of Republic's counsel, Akerman, Senterfitt & Eidson, P.A., Miami, Florida, or such other time and place as the parties may otherwise agree. Each of the parties shall use best efforts to take all actions necessary to attempt to cause the Closing to occur on or before March 1, 1997.

         1.3 Conversion of Securities. At the Effective Time, by virtue of the Merger and without any action on the part of the Company, Republic, Republic Merger Sub, the Taorminas or the Shareholders:

             (a) Pursuant to the Agreement of Merger, all of the shares of common stock, par value $20.00 per share, of the Company (the "Company Common Stock") issued and outstanding immediately prior to the Effective Time shall be converted into the right to receive the greater of (i) an aggregate of 6,511,935 shares of common stock, par value $.01 per share (the "Republic Common Stock") of Republic (adjusted, as appropriate to reflect any stock split, reverse stock split or stock dividend effected by Republic on or prior to the Effective Time); or
         (ii) that number of shares of Republic Common Stock determined by dividing Two Hundred Fifty-Two Million Four Hundred Thousand Dollars ($252,400,000) by the Average Closing Share Price, rounded off to the nearest whole share (the greater of such amounts being referred to herein as the "Merger Consideration"). For purposes of this Agreement, "Average Closing Share Price" shall mean the average closing price of a share of Republic Common Stock on the NASDAQ Stock Market for the five
         (5) consecutive trading days which precede the second trading day which is immediately prior to the Effective Date, as reported (absent manifest error in the printing thereof) by the Wall Street Journal (Eastern Edition), as thereafter adjusted, as appropriate, to reflect any stock split, reverse stock split, or stock dividend effected by Republic after the Effective Time. Notwithstanding anything to the contrary in the foregoing, if all of the partnership interests in the Blue Gum Partnership (as defined in Section 5.17) and the Landowner (as defined therein) have not been acquired by the Company by the time of Closing, then the Merger Consideration shall be reduced by a number of shares of Republic Common Stock determined by dividing Five Million Four Hundred Fifty Thousand Dollars ($5,450,000) by the lesser of (i) $38.75 or (ii) the Average Closing Share Price.

             (b) Each share of common stock of Republic Merger Sub issued and outstanding at the Effective Time shall be converted into one share of the common stock of the Surviving Corporation.

         1.4 Filing of Agreement of Merger. At the time of the Closing, the parties shall cause the Merger to be consummated by filing the duly executed Agreement of Merger with the Secretary of State of the State of California in accordance with the relevant provisions of the Corporations Code (the date and time of such filing is referred to herein as the "Effective Date" or "Effective Time").

         1.5 Issuance of Republic Shares; Delivery of Certificates. At the Effective Time, the Shareholders shall deliver the certificates representing all issued and outstanding shares of Company Common Stock to Republic for cancellation; and Republic shall issue to each Shareholder the shares of Republic Common Stock issuable pursuant to Section 1.3, registered in


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the name of such Shareholder based on the number of shares of Company Common
Stock owned by such Shareholder on the Effective Date and shall deliver such shares in the following manner: (a) Republic shall set aside and hold in accordance with Article IX certificates for shares of Republic Common Stock evidencing ten percent (10%) of the Merger Consideration (rounded to the nearest whole share) (the "Held Back Shares"); and (b) Republic shall deliver to each such Shareholder one or more certificates evidencing the balance of such shares of Republic Common Stock. The shares of Republic Common Stock, including the Held Back Shares, issuable by Republic in the Merger are sometimes referred to herein as the "Republic Shares."

         1.6 Accounting and Tax Treatment. The parties hereto acknowledge and agree that the transactions contemplated hereby shall be treated as a pooling of interest business combination by Republic for accounting purposes and as a tax-free reorganization under Section 368 of the Code for tax purposes.


                                   ARTICLE II

                         REPRESENTATIONS AND WARRANTIES
                            OF THE REPUBLIC COMPANIES

         As a material inducement to each of the Shareholders to enter into this Agreement and to consummate the transactions contemplated hereby, each of the Republic Companies jointly and severally makes the following representations and warranties to the Shareholders:

         2.1 Corporate Status. Republic is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. The Republic Merger Sub is a corporation duly organized, validly existing and in good standing under the laws of the State of California. The Republic Merger Sub is a wholly-owned subsidiary of Republic.

         2.2 Corporate Power and Authority. Each of the Republic Companies has the corporate power and authority to execute and deliver this Agreement, to perform its respective obligations hereunder and to consummate the transactions contemplated hereby. Each of the Republic Companies has taken all action necessary to authorize its execution and delivery of this Agreement, the performance of its respective obligations hereunder and the consummation of the transactions contemplated hereby.

         2.3 Enforceability. This Agreement has been duly executed and delivered by each of the Republic Companies and constitutes a legal, valid and binding obligation of each of the Republic Companies, enforceable against each of the Republic Companies in accordance with its terms, except as the same may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors' rights generally and general equitable principles regardless of whether such enforceability is considered in a proceeding at law or in equity.

         2.4 Republic Common Stock. Upon consummation of the Merger and the issuance and delivery of certificates representing the Republic Shares to the Shareholders, the Republic Shares will be validly issued, fully paid and non-assessable shares of Republic Common Stock. The Republic Shares will be issued in accordance with all applicable federal and state securities laws and in compliance with the rules of NASDAQ Stock Market-National Market.



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         2.5 No Commissions.  None of the Republic Companies has incurred any obligation for any finder's or broker's or agent's fees or commissions or similar compensation in connection with the transactions contemplated hereby.

         2.6 No Violation. The execution and delivery of this Agreement by the Republic Companies and the performance by them of their respective obligations hereunder and the consummation by them of the transactions contemplated by this Agreement will not: (a) contravene any provision of the articles of incorporation or bylaws of the Republic Companies; (b) violate or conflict with any law, statute, ordinance, rule, regulation, decree, writ, injunction, judgment or order of any Governmental Authority or of any arbitration award which is either applicable to, binding upon or enforceable against the Republic Companies; (c) conflict with, result in any breach of, or constitute a default (or an event which would, with the passage of time or the giving of notice or both, constitute a default) under, or give rise to a right to terminate, amend, modify, abandon or accelerate, any Contract which is applicable to, binding upon or enforceable against the Republic Companies; (d) result in or require the creation or imposition of any Lien upon or with respect to any of the property or assets of the Republic Companies; or (e) require the consent, approval, authorization or permit of, or filing with or notification to, any Governmental Authority, any court or tribunal or any other Person, except any applicable filings required under the HSR Act, and any SEC and other filings required to be made by Republic.

         2.7 SEC Filings. From January 1, 1996 through the date hereof, Republic has duly and timely filed with the SEC all reports, proxy statements and other information required to be filed by it under the Exchange Act (the "SEC Filings"). The SEC Filings at the time of filing, did not contain any untrue statement of a material fact or omit to state any material fact which is necessary to make the information contained therein not misleading. Except as disclosed in the SEC Filings prior to the date hereof, since September 30, 1996 to the date hereof, there has not been any material adverse change in the business, financial position or results of operations of Republic.

         2.8 California Laws. Republic acknowledges that it is familiar with California Proposition 218 and with the California Integrated Waste Management Act of 1989 (A.B. 939), and the impact such laws had or may have on the solid waste industry in the State of California.


                                   ARTICLE III

               REPRESENTATIONS AND WARRANTIES OF THE SHAREHOLDERS,
                          THE TAORMINAS AND THE COMPANY

         As a material inducement to each of the Republic Companies to enter into this Agreement and to consummate the transactions contemplated hereby, each of the Shareholders, the Taorminas and the Company jointly and severally makes the following representations and warranties to Republic:

         3.1 Corporate Status. The Company is a corporation duly organized, validly existing and in good standing under the laws of the state of California and has the requisite power and authority to own or lease its properties and to carry on its business as now being conducted. The Company is not legally qualified to transact business as a foreign corporation in any jurisdiction and the nature of its properties and the conduct of its business does not require such qualification. All of the fictitious names under which the Company operates its business are set forth on Schedule 3.1. The Company has fully complied with all of the requirements of any statute


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governing the use and registration of fictitious names, and has the legal right to use the names under which it operates its business. There is no pending or threatened proceeding for the dissolution, liquidation, insolvency or rehabilitation of the Company.

         3.2 Power and Authority. The Company has the corporate power and authority to execute and deliver this Agreement, to perform its obligations hereunder and to consummate the transactions contemplated hereby. The Company has taken all action necessary to authorize the execution and delivery of this Agreement, the performance of its obligations hereunder and the consummation of the transactions contemplated hereby. Each of the Taorminas is an individual residing in the State of California, and has the requisite competence and authority to execute and deliver this Agreement, to perform his respective obligations hereunder and to consummate the transactions contemplated hereby. Each of the Shareholders is a grantor trust formed under the laws of the State of California by the Taorminas, respectively, and each of the Taorminas, as the respective trustees of the Shareholders, has the power and authority under his or her respective trust agreement to execute and deliver this Agreement, to cause the Shareholders to perform their respective obligations hereunder, and to consummate the transactions contemplated hereby.

         3.3 Enforceability. This Agreement has been duly executed and delivered by the Company, the Shareholders and the Taorminas and constitutes the legal, valid and binding obligation of each of them, enforceable against each of them in accordance with its terms, except as the same may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors' rights generally and general equitable principles regardless of whether such enforceability is considered in a proceeding at law or in equity.

         3.4 Capitalization. The Company has authorized 5,000 shares of common stock, $20.00 par value per share, of which 790 shares are issued and outstanding as of the date hereof, and no shares of which are held in treasury. All of the issued and outstanding shares of capital stock of the Company (i) have been duly authorized and validly issued and are fully paid and non-assessable, (ii) were issued in compliance with all applicable state and federal securities laws, and (iii) were not issued in violation of any preemptive rights or rights of first refusal. No preemptive rights or rights of first refusal exist with respect to the shares of capital stock of the Company and no such rights arise by virtue of or in connection with the transactions contemplated hereby. There are no outstanding or authorized rights, options, warrants, convertible securities, subscription rights, conversion rights, exchange rights or other agreements or commitments of any kind that could require the Company to issue or sell any shares of its capital stock (or securities convertible into or exchangeable for shares of its capital stock). There are no outstanding stock appreciation, phantom stock, profit participation or other similar rights with respect to the Company. There are no proxies, voting rights or other agreements or understandings with respect to the voting or transfer of the capital stock of the Company. The Company is not obligated to redeem or otherwise acquire any of its outstanding shares of capital stock.

         3.5 Shareholders of the Company. The Shareholders constitute all of the holders of all issued and outstanding shares of capital stock of the Company as of the date hereof. Each of the Taormina Revocable Inter Vivos Trust under Agreement dated July 26, 1983 and the Vincent Cosmo Taormina Revocable Inter Vivos Trust under Agreement dated May 14, 1984 own 395 shares of Company Common Stock as of the date hereof, free and clear of all Liens, restrictions and claims of any kind, except for a pledge of a total of 250 shares of Company Common Stock to the Taormina's sister Arlene Taormina, as Trustee of the Arlene Taormina Separate Property Trust (which will be released prior to the Closing). As of the Closing, the C.V. Taormina Family


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Trust under Agreement dated September 16, 1980 will own less than 5% of the total outstanding shares of the Company Common Stock, free and clear of all Liens, restrictions and claims of any kind.

         3.6 No Violation. The execution and delivery of this Agreement by the Company, the Taorminas and the Shareholders, the performance by them of their respective obligations hereunder and the consummation by them of the transactions contemplated by this Agreement will not: (a) contravene any provision of the articles of incorporation or bylaws of the Company; (b) violate or conflict with any law, statute, ordinance, rule, regulation, decree, writ, injunction, judgment or order of any Governmental Authority or of any arbitration award which is either applicable to, binding upon or enforceable against the Company, the Taorminas, the Shareholders or any of their respective Affiliates; (c) conflict with, result in any breach of, or constitute a default (or an event which would, with the passage of time or the giving of notice or both, constitute a default) under, or give rise to a right to terminate, amend, modify, abandon or accelerate, any Contract which is applicable to, binding upon or enforceable against the Company, the Taorminas or Shareholders or any of their respective Affiliates; (d) result in or require the creation or imposition of any Lien upon or with respect to any of the property or assets of the Company, the Taorminas, the Shareholders or any of their respective Affiliates; or (e) require the consent, approval, authorization or permit of, or filing with or notification to, any Governmental Authority, any court or tribunal or any other Person, except any applicable filings required under the HSR Act, and any SEC and other filings required to be made by Republic or as otherwise set forth on Schedule 3.6. No statute, regulation, rule or other law related to "control share acquisitions" or similar "antitakeover" legislation is applicable to the transactions contemplated by this Agreement.

         3.7 Records of the Company. The copies of the respective articles of incorporation and bylaws of the Company which were provided to Republic are true, accurate and complete and reflect all amendments made through the date of this Agreement. The minute books for the Company made available to Republic for review were correct and complete in all material respects as of the date of such review, no further entries have been made through the date of this Agreement, such minute books contain the true signatures of the persons purporting to have signed them. All material corporate actions taken by the Company have been duly authorized or ratified. The stock ledgers of the Company, as previously made available to Republic, contain accurate and complete records of all issuances, transfers and cancellations of shares of the capital stock of the Company.

         3.8 Subsidiaries. The Company does not own, directly or indirectly, any outstanding voting securities of or other interests in, or control, any other corporation, partnership, joint venture or other business entity.

         3.9 Financial Statements. Schedule 3.9 contains a copy of the audited balance sheet of the Company as of December 31, 1995 and the related audited statements of income and retained earnings and cash flows, for the fiscal year ended on December 31, 1995, and the notes and schedules thereto, accompanied by the unqualified report thereon of McGladrey & Pullen, LLP (the "Audited Financial Statements"), and a copy of the unaudited balance sheet of the Company as of December 31, 1996, and the related unaudited statements of income and retained earnings and cash flows, for the fiscal year ended on December 31, 1996, certified by the chief financial officer of the Company (the "Unaudited Financial Statements"). The balance sheet of the Company dated as of December 31, 1996, included in the Unaudited Financial Statements is referred to herein as the "Current Balance Sheet," and the Audited Financial Statements and


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Unaudited Financial Statements are referred to herein as the "Financial
Statements." The Financial Statements fairly present the financial position of the Company at each of the balance sheet dates and the results of operations and cash flows for the periods covered thereby, and have been prepared in accordance with GAAP consistently applied throughout the periods indicated, except as specifically disclosed therein, and except, in the case of the Unaudited Financial Statements, for normal year-end audit adjustments (and any adjustments and reserves other than normal year-end audit adjustments as may be approved by Republic, the creation of which shall not be deemed a violation of the representations and warranties contained in Section 3.11) and the absence of footnotes. The books and records of the Company are sufficient to permit an audit in accordance with GAAP. There are no extraordinary items of income or expense during the periods covered by the Financial Statements and the balance sheets included in the Financial Statements do not reflect any writeup or revaluation increasing the book value of any assets, except as specifically disclosed in the notes thereto.

         3.10 Changes Since the Current Balance Sheet Date. Since the date of the Current Balance Sheet of the Company, the Company has not: (a) issued any capital stock or other securities; (b) except as set forth on Schedule 3.10, made any distribution of or with respect to its capital stock or other securities or purchased or redeemed any of its securities; (c) except as set forth on Schedule 3.10, paid any bonus to or increased the rate of compensation of any of its officers or salaried employees or amended any other terms of employment of such persons; (d) sold, leased or transferred any of its properties or assets other than in the ordinary course of business consistent with past practice; (e) made or obligated itself to make capital expenditures out of the ordinary course of business consistent with past practice except for purchases of real property, known as the Kraemer Boat Property, adjacent to the Company's facilities in Anaheim for not more than $350,000; (f) made any payment in respect of its liabilities other than in the ordinary course of business consistent with past practice; (g) incurred any obligations or liabilities (including any indebtedness) or entered into any transaction involving in excess of $100,000 individually, or in excess of $250,000 in the aggregate for all such transactions, out of the ordinary course of business, except for this Agreement and the transactions contemplated hereby; (h) suffered any theft, damage, destruction or casualty loss, not covered by insurance and for which a timely claim was filed, in excess of $100,000 in the aggregate; (i) suffered any extraordinary losses (whether or not covered by insurance); (j) waived, canceled, compromised or released any rights having a value in excess of $100,000 in the aggregate; (k) made or adopted any change in its accounting practice or policies; (l) made any adjustment to its books and records other than in respect of the conduct of its business activities in the ordinary course consistent with past practice; (m) entered into any transaction with any Affiliate; (n) entered into any written employment agreement; (o) terminated, amended or modified any agreement involving an amount in excess of $100,000 out of the ordinary course of business; (p) imposed any security interest or other Lien on any of its assets other than in the ordinary course of business consistent with past practice; (q) delayed paying any accounts payable which are due and payable except to the extent being contested in good faith; (r) made or pledged any charitable contribution other than in the ordinary course of business consistent with past practice; (s) entered into any other transaction or been subject to any event which has or is likely to have a Material Adverse Effect on the Company; or (t) agreed to do or authorized any of the foregoing.

         3.11 Liabilities of the Company. The Company does not have any liabilities or obligations, whether accrued, absolute, contingent or otherwise, except: (a) to the extent reflected or taken into account in the Current Balance Sheet and not heretofore paid or discharged; (b) to the extent specifically set forth in or incorporated by express reference in any of the Schedules attached hereto; (c) liabilities incurred in the ordinary course of business consistent with past


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practice since the date of the Current Balance Sheet (none of which relates to breach of contract, breach of warranty, tort, infringement or violation of law, or which arose out of any action, suit, claim, governmental investigation or arbitration proceeding); (d) normal year-end accruals (including, without limitation, reasonable accruals for workers' compensation claims), which would not be material in the aggregate, reclassifications and audit adjustments and any other reserves and accruals created with the approval of Republic which would be reflected on an audited financial statement; (e) liabilities incurred in the ordinary course of business prior to the date of the Current Balance Sheet which, in accordance with GAAP consistently applied, were not recorded thereon and (f) leases being treated as operating leases and expenses rather than being treated as capital leases. The aggregate amount of indebtedness for borrowed money of the Company, including (i) principal and accrued but unpaid interest, (ii) the present value of remaining payments on capitalized equipment leases, and (iii) the debt (not in excess of $2,623,000 in the aggregate) assumed in connection with the contribution to the Company of the Other Owned Properties pursuant to Section 5.17 hereof, will not exceed $56,923,000 as of the Effective Time. The Adjusted Total Stockholders' Equity of the Company will be no less than $25,600,000, as of the Effective Time. As used herein, Adjusted Total Stockholders' Equity shall mean the total stockholders' equity of the Company determined in accordance with GAAP, consistently applied, but adjusted as follows (except to the extent such adjustments have already been reflected in total stockholders' equity of the Company):

                  (a) The legal and accounting fees and costs incurred by the Company in connection with this Agreement and the transactions contemplated hereby (up to a maximum of $400,000) shall be added back to the Company's total stockholders' equity;

                  (b) Any amounts reserved for in an audit of the Current Balance Sheet for workers' compensation claims, environmental liabilities or any other items, in each case which are approved by Republic in its sole discretion (or in the case of additional workers' compensation accruals, in its reasonable discretion), shall be added back to the Company's total stockholders' equity;

                  (c) The title and survey fees incurred by the Company pursuant to Section 3.14 hereof shall be added back to the Company's total stockholders' equity; and

                  (d) Adjusted Total Stockholders' Equity shall be calculated as though the following transactions had never occurred (i.e., any impact on the stockholders' equity of such transactions shall be reversed in calculating the Company's stockholders' equity): (a) the transfer of Other Owned Property to the Company and the assumption by the Company of up to $2,623,000 of liabilities related to the Other Owned Property, (b) the transfer to the Company of the interests in the Blue Gum Partnership (as defined in Section 5.17) and the Landowner (as defined in Section 5.17), (c) the payment by the Company of up to $5,450,000 to purchase the interest of Bobby Babajian, Jr. in the Blue Gum Partnership (and to pay off all debts owed to Bobby Babajian, Jr. by Blue Gum Partnership) and the interest of Bobby Babajian, Sr. in the Landowner and the related acquisition of such interests, (d) the assumption and payoff of up to $377,000 in indebtedness owed by the Blue Gum Partnership to Bobby Babajian, Sr., (e) the return by Vincent Taormina of approximately $50,000 to the Company, and (f) the deferred tax liability created by the termination of the Corporation's "S" election at Closing.

           3.12 Litigation. Except as set forth on Schedule 3.12, there is no action, suit, or other legal or administrative proceeding or governmental investigation pending, or to the Company's knowledge or either of the Taorminas' knowledge, threatened, anticipated or contemplated against,


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by or affecting the Company, or any of its properties or assets, or affecting the Shareholders or the Taorminas, or which questions the validity or enforceability of this Agreement or the transactions contemplated hereby, and there is no basis for any of the foregoing. There are no outstanding orders, decrees or stipulations issued by any Governmental Authority in any proceeding to which the Company is or was a party which have not been complied with in full or which continue to impose any material obligations on the Company.

         3.13     Environmental Matters.

                  (a) Except as set forth on Schedule 3.13, the Company (as defined in clause (h) below) is and has at all times been in material compliance with all Environmental Laws (as defined in clause (h) below) governing its business, operations, properties and assets, including, without limitation: (i) all requirements relating to the Discharge (as defined in clause (h) below) and Handling (as defined in clause (h) below) of Hazardous Substances (as defined in clause (h) below) or other Waste (as defined in clause (h) below); (ii) all requirements relating to notice, record keeping and reporting; (iii) all requirements relating to obtaining and maintaining Licenses (as defined in clause (h) below) for the ownership of its properties and assets and the operation of its business as presently conducted, including Licenses relating to the Handling and Discharge of Hazardous Substances and other Waste; and (iv) all applicable writs, orders, judgements, injunctions, governmental communications, decrees, informational requests or demands issued pursuant to, or arising under, any Environmental Laws.

                  (b) There are no (and there is no reasonable basis for any) non-compliance orders, warning letters, notices of violation (collectively "Notices"), claims, suits, actions, judgments, penalties, fines, or administrative or judicial investigations or proceedings (collectively "Proceedings") pending or threatened against or involving the Company, or its business, operations, properties, or assets, issued by any Governmental Authority or third party with respect to any Environmental Laws or Licenses issued to the Company thereunder in connection with, related to or arising out of the ownership by the Company of its properties or assets or the operation of its business, which have not been resolved to the satisfaction of the issuing Governmental Authority or third party in a manner that would not impose any obligation, burden or continuing liability on Republic or the Surviving Corporation in the event that the transactions contemplated by this Agreement are consummated, or which could have a Material Adverse Effect on the Company, including, without limitation: (i) Notices or Proceedings related to the Company being a potentially responsible party for a federal or state environmental cleanup site or for corrective action under any applicable Environmental Laws;
(ii) Notices or Proceedings in connection with any federal or state environmental cleanup site, or in connection with any real property or premises where the Company has transported, transferred or disposed of other Waste; (iii) Notices or Proceedings relating to the Company being responsible to undertake any response or remedial actions or clean-up actions of any kind; or (iv) Notices or Proceedings related to the Company being liable under any Environmental Laws for personal injury, property damage, natural resource damage, or clean up obligations.

                  (c) Except as set forth on Schedule 3.13, Company has not Handled or Discharged, nor has it allowed or arranged for any third party to Handle or Discharge, Hazardous Substances or other Waste to, at or upon: (i) any location other than a site lawfully permitted to receive such Hazardous Substances or other Waste; (ii) any real property currently or previously owned or leased by the Company; or (iii) any site which, pursuant to any Environmental Laws, (x) has been placed on the National Priorities List or its state equivalent; or (y) the Environmental Protection Agency or the relevant state agency or other Governmental Authority has notified the

Company that such Governmental Authority has proposed or is proposing to place on the National Priorities List or its state equivalent. There has not occurred, nor is there presently occurring, a Discharge, or threatened Discharge, of any Hazardous Substance on, into or beneath the surface of, or adjacent to, any real property currently or previously owned or leased by the Company in an amount requiring a notice or report to be made to a Governmental Authority or in violation of any applicable Environmental Laws.

                  (d) Schedule 3.13 identifies the operations and activities, and locations thereof, which have been conducted or are being conducted by the Company on any real property currently or previously owned or leased by the Company which have involved the Handling or Discharge of Hazardous Substances.

                  (e) Schedule 3.13 identifies the locations to which the Company has ever transferred, transported, hauled, moved, or disposed of Waste and the types and volumes of Waste transferred, transported, hauled, moved, or disposed of to each such location.

                  (f) Except as set forth on Schedule 3.13, the Company does not use, nor has it used, any Aboveground Storage Tanks (as defined in clause (h) below) or Underground Storage Tanks (as defined in clause (h) below), and there are not now nor have there ever been any Underground Storage Tanks beneath any real property currently or previously owned or leased by the Company that are required to be registered under applicable Environmental Laws.

                  (g) Schedule 3.13 identifies: (i) all environmental audits, assessments or occupational health studies undertaken by the Company or its agents or, to the knowledge of the Company, undertaken by any Governmental Authority, or any third party, relating to or affecting the Company or any real property currently or previously owned or leased by the Company; (ii) the results of any ground, water, soil, air or asbestos monitoring undertaken by the Company or its agents or, to the knowledge of the Company, undertaken by any Governmental Authority or any third party, relating to or affecting the Company or any real property currently or previously owned or leased by the Company which indicate the presence of Hazardous Substances at levels requiring a notice or report to be made to a Governmental Authority or in violation of any applicable Environmental Laws; (iii) all material written communications between the Company and any Governmental Authority arising under or related to Environmental Laws; and (iv) all outstanding citations issued under OSHA, or similar state or local statutes, laws, ordinances, codes, rules, regulations, orders, rulings, or decrees, relating to or affecting either the Company or any real property currently or previously owned or leased by the Company.

                  (h) For purposes of this Section 3.13, the following terms shall have the meanings ascribed to them below:

                  "Aboveground Storage Tank" shall have the meaning ascribed to such term in Section 6901 et seq., as amended, of RCRA, or any applicable state or local statute, law, ordinance, code, rule, regulation, order ruling, or decree governing Aboveground Storage Tanks.

                  "Company" means the Company and any Affiliates.

                  "Discharge" means any manner of spilling, leaking, dumping, discharging, releasing or emitting, as any of such terms may further be defined in any Environmental Law, into any medium including, without limitation, ground water, surface water, soil or air.

                  "Environmental Laws" means all federal, state, regional or local statutes, laws, rules, regulations, codes, orders, plans, injunctions, decrees, rulings, and changes or ordinances or judicial or administrative interpretations thereof, or similar laws of foreign jurisdictions where the Company conducts business, whether currently in existence or hereafter enacted or promulgated, any of which govern (or purport to govern) or relate to pollution, protection of the environment, public health and safety, air emissions, water discharges, hazardous or toxic substances, solid or hazardous waste or occupational health and safety, as any of these terms are or may be defined in such statutes, laws, rules, regulations, codes, orders, plans, injunctions, decrees, rulings and changes or ordinances, or judicial or administrative interpretations thereof, including, without limitation: the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended by the Superfund Amendment and Reauthorization Act of 1986, 42 U.S.C. ss.9601, et seq. (collectively "CERCLA"); the Solid Waste Disposal Act, as amended by the Resource Conservation and Recovery Act of 1976 and subsequent Hazardous and Solid Waste Amendments of 1984, 42 U.S.C. ss.6901 et seq. (collectively "RCRA"); the Hazardous Materials Transportation Act, as amended, 49 U.S.C. ss.1801, et seq.; the Clean Water Act, as amended, 33 U.S.C. ss.1311, et seq.; the Clean Air Act, as amended (42 U.S.C. ss.7401-7642); the Toxic Substances Control Act, as amended, 15 U.S.C. ss.2601 et seq.; the Federal Insecticide, Fungicide, and Rodenticide Act as amended, 7 U.S.C. ss.136-136y ("FIFRA"); the Emergency Planning and Community Right-to-Know Act of 1986 as amended, 42 U.S.C. ss.11001, et seq. (Title III of SARA) ("EPCRA"); and the Occupational Safety and Health Act of 1970, as amended, 29 U.S.C. ss.651, et seq. ("OSHA").

                  "Handle" means any manner of generating, accumulating, storing, treating, disposing of, transporting, transferring, labeling, handling, manufacturing or using, as any of such terms may further be defined in any Environmental Law, of any Hazardous Substances or Waste.

                  "Hazardous Substances" shall be construed broadly to include any toxic or hazardous substance, material, or waste, and any other contaminant, pollutant or constituent thereof, whether liquid, solid, semi-solid, sludge and/or gaseous, including without limitation, chemicals, compounds, by-products, pesticides, asbestos containing materials, petroleum or petroleum products, and polychlorinated biphenyls, the presence of which requires investigation or remediation under any Environmental Laws or which are or become regulated, listed or controlled by, under or pursuant to any Environmental Laws, including, without limitation, RCRA, CERCLA, the Hazardous Materials Transportation Act, the Toxic Substances Control Act, the Clean Air Act, the Clean Water Act, FIFRA, EPCRA and OSHA, or any similar state statute, or any future amendments to, or regulations implementing such statutes, laws, ordinances, codes, rules, regulations, orders, rulings, or decrees, or which has been or shall be determined or interpreted at any time by any Governmental Authority to be a hazardous or toxic substance regulated under any other statute, law, regulation, order, code, rule, order, or decree.

                  "Licenses" means all licenses, certificates, permits, approvals and registrations.

                  "Underground Storage Tank" shall have the meaning ascribed to such term in Section 6901 et seq., as amended, of RCRA, or any applicable state or local statute, law, ordinance, code, rule, regulation, order ruling, or decree governing Underground Storage Tanks.

                  "Waste" shall be construed broadly to include agricultural wastes, biomedical wastes, biological wastes, bulky wastes, construction and demolition debris, garbage, household wastes, industrial solid wastes, liquid wastes, recyclable materials, sludge, solid wastes, special wastes, used oils, white goods, and yard trash as those terms are defined under any applicable Environmental Laws.

                  (i) Any matters contained in any reports or studies referenced in Schedule 3.13 which have not been delivered to Republic's environmental counsel prior to the date hereof shall not be deemed to be exceptions to the representations and warranties contained in this Section 3.13. In addition, any reserves or accruals for environmental liabilities that may have been, or may be, created by the Company on its financial statements shall not reduce or affect any indemnification obligation under Section 9.1 of the Shareholders or the Taorminas with respect to such representations and warranties.

         3.14     Real Estate.

                  (a) Schedule 3.14(a) sets forth the street address and legal description of (A) each parcel of real estate owned by the Company as of the date hereof (the "Company Owned Properties"), and (B) each parcel of real estate owned by any Affiliate of the Company as of the date hereof and used in the conduct of the business of the Company as of the date hereof, including all parcels constituting the Blue Gum Property and Anaheim Truck Depot (the "Other Owned Properties"). Schedule 3.14(a) also sets forth the name of the owner of record of each of the parcels constituting the Other Owned Properties. With respect to each parcel of the Company Owned Properties and the Other Owned Properties (collectively, the "Owned Properties"):

                           (i)      The Company or Affiliates of the Company
have good and marketable title to each parcel of Owned Properties, free and clear of any Lien other than: (x) liens for real estate taxes not yet delinquent; (y) recorded easements, covenants, and other restrictions which do not materially impair the current use or occupancy of the property subject thereto; and (z) encumbrances and restrictions, none of which materially impair the current use or occupancy, which are described in the title insurance policies relating to such properties which have been delivered to Republic, and are listed on Schedule 3.14(a) or which are otherwise listed on Schedule 3.14(a), or which are otherwise reflected in the Current Balance Sheet and such other covenants, conditions, easements and exceptions to title as Republic may approve in writing (collectively, except for Deeds of Trust or Liens encumbering Other Owned Properties, "Permitted Exceptions");

                           (ii)     There are no pending or threatened
condemnation proceedings, suits or administrative actions relating to any of the Owned Properties or other matters affecting adversely the current use or occupancy thereof;

                           (iii)    The legal descriptions for the parcels of
Owned Properties contained in the deeds thereof describe such parcels fully and adequately; the buildings and improvements are located within the boundary lines of the described parcels of land, are not in material violation of applicable setback requirements, local comprehensive plan provisions, zoning laws and ordinances (and none of the properties or buildings or improvements thereon are subject to "permitted non-conforming use" or "permitted non-conforming structure" classifications), building code requirements, permits, licenses or other forms of approval by any Governmental Authority, and do not encroach on any easement which may burden the land; the land does not serve any adjoining property for any purpose inconsistent with the use of the land; and the Owned Properties are not located within any flood plain (such that a mortgagee would require a mortgagor to obtain flood insurance) or subject to any similar type restriction for which any permits or licenses necessary to the use thereof have not been obtained;

                           (iv)     All facilities have received all approvals
of Governmental Authorities (including licenses and permits) required in connection with the ownership or operation thereof and have been operated and maintained in material compliance with applicable laws, ordinances, rules and regulations;

                           (v)      There are no Contracts granting to any
party or parties the right of use or occupancy of any portion of the parcels of Company Owned Properties except leases entered into by the Company as the lessor and Dartco Transmission Sales and Service Inc., Linnert Roofing, Inc., Medtronics Inc., Universal Alloy Corp. and Metal-Lite Inc., as lessees, respectively, and there are no Contracts granting to any party other than the Company the right of use or occupancy of any portion of the parcels of Other Owned Properties;

                           (vi)     Except as set forth in Schedule 3.14, there
are no outstanding options or rights of first refusal to purchase the parcels of Owned Properties, or any portion thereof or interest therein;

                           (vii)    There are no parties (other than the
Company) in possession of the parcels of Owned Properties, except as noted in clause (v) above;

                           (viii)   All facilities located on the parcels of
Owned Property are supplied with utilities and other services necessary for the operation of such facilities, including gas, electricity, water, telephone, sanitary sewer and storm sewer, all of which services are adequate in accordance with all applicable laws, ordinances, rules and regulations, and are provided via public roads or via permanent, irrevocable, appurtenant easements benefitting the parcels of Owned Properties;

                           (ix)     Each parcel of Owned Properties abuts on
and has direct, or indirect through another Owned Properties, vehicular access to a public road, or has access to a public road via a permanent, irrevocable, appurtenant easement benefitting the parcel of Owned Properties; access to the property is provided by paved public right-of-way with adequate curb cuts available; and there is no pending or threatened termination of the foregoing access rights; and

                           (x)      No owner of a parcel of Owned Properties
has received notice of: (a) any condemnation proceeding with respect to any portion of any parcel of Owned Properties or any access thereto; and no such proceeding is contemplated by any Governmental Authority; or (b) any special assessment which may affect any parcel of Owned Properties, and no such special assessment is contemplated by any Governmental Authority.

                  (b) Schedule 3.14(b) sets forth a list of all leases, licenses or similar agreements ("Leases") to which the Company is a party (copies of which have previously been furnished to Republic), in each case, setting forth
(A) the lessor and lessee thereof and the date and term of each of the Leases, and (B) the legal description, including street address, of each property covered thereby, and (C) a brief description of the principal use of such property by the Company (the "Leased Premises"). The Leases are in full force and effect and have not been amended, and no party thereto is in material default or breach under any such Lease. No event has occurred which, with the passage of time or the giving of notice or both, would cause a material breach of or default under any of such Leases. There is no material breach or anticipated breach by any other party to such Leases. With respect to each such Leased Premises:

                           (i)      The Company has valid leasehold interests
in the Leased Premises, free and clear of any Liens, covenants and easements or title defects of any nature whatsoever;

                           (ii)     The Leased Premises that are used in the
business of the Company are in the aggregate sufficient to satisfy the Company's current normal business activities as conducted thereat;

                           (iii)    Each of the Leased Premises: (a) has direct
access to public roads or access to public roads by means of a perpetual access easement, such access being sufficient to satisfy the current and reasonably anticipated normal transportation requirements of the Company's business as presently conducted at such parcel; and (b) is served by all utilities in such quantity and quality as are sufficient to satisfy the current normal business activities as conducted at such parcel; and

                           (iv)     The Company has not received notice of:
(a) any condemnation proceeding with respect to any portion of the Leased Premises or any access thereto, and no such proceeding is contemplated by any Governmental Authority; or (b) any special assessment which may affect any of the Leased Premises, and no such special assessment is contemplated by any Governmental Authority.

         3.15     Good Title to and Condition of Assets.

                  (a) The Company has good and marketable title to all of its Assets (as hereinafter defined), free and clear of any Liens or restrictions on use except as set forth on Schedule 3.15. For purposes of this Agreement, the term "Assets" means all of the properties and assets of the Company, other than the Owned Properties and the Leased Premises, whether personal or mixed, tangible or intangible, wherever located.

                  (b) The Fixed Assets (as hereinafter defined) taken as a whole currently in use or necessary for the business and operations of the Company are in reasonable working condition for operations of the business. For purposes of this Agreement, the term "Fixed Assets" means all vehicles, machinery, equipment, tools, supplies, leasehold improvements, furniture and fixtures used by or located on the premises of the Company or set forth on the Current Balance Sheet or acquired by the Company since the date of the Current Balance Sheet.
Schedule 3.15 lists the vehicles owned, leased or used by the Company. Other than as set forth herein, the Assets are AS IS, WHERE IS, and without representation as to merchantability or fitness for use.

         3.16     Compliance with Laws.

                  (a) The Company is and has been in material compliance with all laws, regulations and orders applicable to it, its business and operations (as conducted by it now and in the past), the Assets, the Owned Properties and the Leased Premises and any other properties and assets (in each case owned or used by it now or in the past). Except for citations identified on Schedule 3.13, the Company has not been cited, fined or otherwise notified of any asserted past or present failure to comply with any laws, regulations or orders (except where such failure to comply has been cured to the satisfaction of the relevant Governmental Authority), and no proceeding with respect to any such violation is pending or, to the knowledge of the Company or either of the Shareholders, threatened.

                  (b) Neither the Company, nor any of its employees or agents, has made any payment of funds in connection with the business of the Company which is prohibited by law, and no funds have been set aside to be used in connection with the business of the Company for any payment prohibited by law.

                  (c) The Company is and at all times has been in material compliance with the terms and provisions of the Immigration Reform and Control Act of 1986, as amended (the "Immigration Act"). With respect to each Employee (as defined in 8 C.F.R. 274a.1(f)) of the Company for whom compliance with the Immigration Act is required, the Company has on file a true, accurate and complete copy of: (i) each Employee's Form I-9 (Employment Eligibility Verification Form); and (ii) all other records, documents or other papers prepared, procured and/or retained by the Company pursuant to the Immigration Act. The Company has not been cited, fined, served with a Notice of Intent to Fine or with a Cease and Desist Order, nor has any action or administrative proceeding been initiated or, to the knowledge of the Company or either of the Shareholders, threatened against the Company, by the Immigration and Naturalization Service by reason of any actual or alleged failure to comply with the Immigration Act.

                  (d) The Company is not subject to any Contract, decree or injunction in which the Company is a party which restricts the continued operation of any business of the Company or the expansion thereof to other geographical areas, customers and suppliers or lines of business.

         3.17 Labor and Employment Matters. Schedule 3.17 sets forth the name and current rate of compensation of the employees of the Company having an annual base salary in excess of $50,000. Except for Teamsters Local 396, which represents approximately 300 drivers and other workers employed by the Company, pursuant to the currently effective Collective Bargaining Agreements between the Company and Teamsters Local 396 (collectively, the "CBA"), the Company is not a party to or bound by any collective bargaining agreement or any other agreement with a labor union. There has been no effort by any labor union during the 24 months prior to the date hereof to organize any employees of the Company into one or more collective bargaining units, except Teamsters Local 952. Both the Company and Teamsters Local 396 are currently in material compliance with the terms and conditions of the CBA, and there is no pending or, to the knowledge of the Company or either of the Taorminas, threatened grievances, disputes, or arbitrations arising out of the CBA. The CBA was negotiated in good faith, at arm's length, and was properly ratified and agreed to by the Company and the Teamsters Local 396. Nothing in the CBA precludes the transactions contemplated hereby provided notice is provided to the Teamsters 396, and such transactions will not affect in any way the Company's rights or the Teamsters Local 396's obligations as set forth in the CBA. The CBA does not violate any federal or state law or the rights of any individuals created by federal or state law. There is no pending or threatened labor dispute, strike or work stoppage which affects or which may affect the business of the Company or which may interfere with its continued operations. Neither the Company nor any agent, representative or employee thereof has within the last 24 months committed any unfair labor practice as defined in the National Labor Relations Act, as amended, and there is no pending or threatened charge or complaint against the Company by or with the National Labor Relations Board or any representative thereof. There has been no strike, walkout or work stoppage involving any of the employees of the Company during the 24 months prior to the date hereof. None of the Taorminas is aware that any executive or key employee or group of employees has any plans to terminate his, her or their employment with the Company as a result of the Merger or otherwise. Schedule 3.17 identifies each contract, agreement or plan of the following nature, whether formal or informal, and whether or not in writing, to which the Company is a party or under which it has an obligation:
(a) employment agreements; (b) employee handbooks, policy statements and similar plans; (c) noncompetition agreements; and (d) consulting agreements. The Company has complied in all material respects with applicable federal and state laws, rules and regulations relating to employment, civil rights and equal employment opportunities, including but not limited to, the Civil Rights Act of 1964, the Fair Labor Standards Act, and the Americans with Disabilities Act, as amended.

         3.18     Employee Benefit Plans.

                  (a) Employee Benefit Plans. Schedule 3.18 contains a list setting forth each employee benefit plan or arrangement of the Company, including but not limited to employee pension benefit plans, as defined in
Section 3(2) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), multiemployer plans, as defined in Section 3(37) of ERISA, employee welfare benefit plans, as defined in Section 3(1) of ERISA, deferred compensation plans, stock option plans, bonus plans, stock purchase plans, hospitalization, disability and other insurance plans, severance or termination pay plans and policies, whether or not described in Section 3(3) of ERISA, in which employees, their spouses or dependents, of the Company participate ("Employee Benefit Plans") (true and accurate copies of which, together with the most recent annual reports on Form 5500 and summary plan descriptions with respect thereto, were furnished to Republic).

                  (b) Compliance with Law. With respect to each Employee Benefit
Plan: (i) except for routine benefit claims, each has been administered in all material respects in compliance with its terms and with all applicable laws, including, but not limited to, ERISA and the Internal Revenue Code of 1986, as amended (the "Code"); (ii) no actions, suits, claims or disputes are pending, or, to the knowledge of the Company or either of the Taorminas, threatened;
(iii) no audits, inquiries, reviews, proceedings, claims, or demands are pending with any governmental or regulatory agency; (iv) except for routine benefit claims, there are no facts which could give rise to any material liability in the event of any such investigation, claim, action, suit, audit, review, or other proceeding; (v) all material reports, returns, and similar documents required to be filed with any governmental agency or distributed to any plan participant have been duly or timely filed or distributed; and (vi) no non-exempt "prohibited transaction" has occurred within the meaning of the applicable provisions of ERISA or the Code.

                  (c) Qualified Plans. With respect to each Employee Benefit Plan intended to qualify under Code Section 401(a), or 403(a) (i) the Internal Revenue Service has issued a favorable determination letter, true and correct copies of which have been furnished to Republic, that such plans are qualified and exempt from federal income taxes; (ii) no such determination letter has been revoked nor has revocation been threatened, nor has any amendment or other action or omission occurred with respect to any such plan since the date of its most recent determination letter or application therefor in any respect which would adversely affect its qualification or materially increase its costs; (iii) no such plan has been amended in a manner that would require security to be provided in accordance with Section 401(a)(29) of the Code; (iv) no reportable event (within the meaning of Section 4043 of ERISA) has occurred, other than one for which the 30-day notice requirement has been waived; (v) as of the Effective Date, the present value of all liabilities that would be "benefit liabilities" under Section 4001(a)(16) of ERISA if benefits described in Code Section 411(d)(6)(B) were included will not exceed the then current fair market value of the assets of such plan (determined using the actuarial assumptions used for the most recent actuarial valuation for such plan); (vi) all contributions to, and payments from and with respect to such plans, which may have been required to be made in accordance with such plans and, when applicable, Section 302 of ERISA or
Section 412 of the Code, have been timely made; and (vii) all such contributions to the plans, and all payments under the plans (except those to be made from a trust qualified under Section 401(a) of the Code) and all payments with respect to the plans (including, without limitation, PBGC (as defined below) insurance premiums) for any period ending before the Effective Date that are not yet, but will be, required to be made are properly accrued and reflected on the Current Balance Sheet.

                  (d) Multiemployer Plans. With respect to any multiemployer plan, as described in Section 4001(a)(3) of ERISA ("MPPA Plan"): (i) all contributions required to be made with respect to employees of the Company have been timely paid; (ii) the Company has not incurred or is not expected to incur, directly or indirectly, any withdrawal liability under ERISA with respect to any such plan (whether by reason of the transactions contemplated by the Agreement or otherwise); (iii) Schedule 3.18 sets forth (A) the withdrawal liability under ERISA to each MPPA Plan, (B) the date as of which such amount was calculated, and (C) the method for determining the withdrawal liability; and (iv) no such plan is (or is expected to be) insolvent or in reorganization and no accumulated funding deficiency (as defined in Section 302 of ERISA and Section 412 of the Code), whether or not waived, exists or is expected to exist with respect to any such plan.

                  (e) Welfare Plans. (i) The Company is not obligated under any employee welfare benefit plan as described in Section 3(1) of ERISA ("Welfare Plan") to provide medical or death benefits with respect to any employee or former employee of the Company or its predecessors after termination of employment; (ii) the Company has complied with the notice and continuation coverage requirements of Section 4980B of the Code and the regulations thereunder with respect to each Welfare Plan that is, or was during any taxable year for which the statute of limitations on the assessment of federal income taxes remains, open, by consent or otherwise, a group health plan within the meaning of Section 5000(b)(1) of the Code; and (iii) there are no reserves, assets, surplus or prepaid premiums under any Welfare Plan which is an Employee Benefit Plan. Except for routine benefit claims, the consummation of the transactions contemplated by this Agreement will not entitle any individual to severance pay, and, will not accelerate the time of payment or vesting, or increase the amount of compensation, due to any individual.

                  (f) Controlled Group Liability. Neither the Company, nor any entity that would be aggregated with it under Code Section 414(b), (c), (m) or
(o): (i) has ever terminated or withdrawn from any employee benefit plan under circumstances resulting (or expected to result) in liability to the Pension Benefit Guaranty Corporation ("PBGC"), the fund by which the employee benefit plan is funded, or any employee or beneficiary for whose benefit the plan is or was maintained (other than routine claims for benefits); (ii) has any assets subject to (or expected to be subject to) a lien for unpaid contributions to any employee benefit plan; (iii) has failed to pay premiums to the PBGC when due;
(iv) is subject to (or expected to be subject to) an excise tax under Code
Section 4971; (v) has engaged in any transaction which would give rise to liability under Section 4069 or Section 4212(c) of ERISA; or (vi) has violated Code Section 4980B or Section 601 through 608 of ERISA.

                  (g) Other Liabilities. (i) None of the Employee Benefit Plans obligates the Company to pay separation, severance, termination or similar benefits solely as a result of any transaction contemplated by this Agreement or solely as a result of a "change of control" (as such term is defined in Section 280G of the Code); (ii) all required or discretionary (in accordance with historical practices) payments, premiums, contributions, reimbursements, or accruals for all periods ending prior to or as of the Effective Date shall have been made or properly accrued on the Current Balance Sheet or will be properly accrued on the books and records of the Company as of the Effective Date; and (iii) none of the Employee Benefit Plans has any unfunded liabilities which are not reflected on the Current Balance Sheet or the books and records of the Company.

         3.19 Tax Matters. All Tax Returns required to be filed prior to the date hereof with respect to the Company or any of its income, properties, franchises or operations have been timely filed, each such Tax Return has been prepared in compliance with all applicable laws and regulations, and all such Tax Returns are true and accurate in all material respects. All Taxes due and payable by or with respect to the Company have been paid and are accrued on the Current Balance Sheet or will be accrued on its books and records as of the Closing. Except as set forth in Schedule 3.19 hereto: (i) no Tax Return has been audited by the relevant taxing authority within the last four years; (ii) no deficiency or proposed adjustment which has not been settled or otherwise resolved for any amount of Taxes has been asserted or assessed by any taxing authority against the Company; (iii) the Company has not consented to extend the time in which any Taxes may be assessed or collected by any taxing authority;
(iv) the Company has not requested or been granted an extension of the time for filing any Tax Return to a date later than the Effective Time; (v) there is no action, suit, taxing authority proceeding, or audit or claim for refund now in progress, pending or threatened against or with respect to the Company regarding Taxes; (vi) the Company has not made an election or filed a consent under
Section 341(f) of the Code (or any corresponding provision of state, local or foreign law) on or prior to the Effective Time; (vii) there are no Liens for Taxes (other than for current Taxes not yet due and payable) upon the assets of the Company; (viii) the Company will not be required (A) as a result of a change in method of accounting for a taxable period ending on or prior to the Effective Date, to include any adjustment under Section 481(c) of the Code (or any corresponding provision of state, local or foreign law) in taxable income for any taxable period (or portion thereof) beginning after the Effective Time or
(B) as a result of any "closing agreement," as described in Section 7121 of the Code (or any corresponding provision of state, local or foreign law), to include any item of income or exclude any item of deduction from any taxable period (or portion thereof) beginning after the Effective Time; (ix) after validly filing its election in 1990 for "S" corporation status under the Code, the Company has not been a member of an affiliated group (as defined in Section 1504 of the Code) or filed or been included in a combined, consolidated or unitary income Tax Return; (x) the Company is not a party to or bound by any tax allocation or tax sharing agreement or has any current or potential contractual obligation to indemnify any other Person with respect to Taxes; (xi) no taxing authority will claim or assess any additional Taxes against the Company for any period for which Tax Returns have been filed; (xii) the Company has not made any payments, and will not become obligated (under any contract entered into on or before the Effective Date) to make any payments, that will be non-deductible under Section 280G of the Code (or any corresponding provision of state, local or foreign law); (xiii) the Company has not been a United States real property holding corporation within the meaning of Section 897(c)(2) of the Code (or any corresponding provision of state, local or foreign law) during the applicable period specified in Section 897(c)(1)(a)(ii) of the Code (or any corresponding provision of state, local or foreign law); (xiv) no claim has ever been made by a taxing authority in a jurisdiction where the Company does not file Tax Returns that such company is or may be subject to Taxes assessed by such jurisdiction; and (xv) the Company does not have any permanent establishment in any foreign country, as defined in the relevant tax treaty between the United States of America and such foreign country; (xvi) true, correct and complete copies of all income and sales Tax Returns filed by or with respect to the Company for the past three years have been furnished or made available to Republic; (xvii) the Company will not be subject to any Taxes for the period ending at the Effective Time for any period for which a Tax Return has not been filed imposed pursuant to Section 1374 or Section 1375 of the Code (or any corresponding provision of state, local or foreign law); (xviii) no sales or use tax, non-recurring intangibles tax, documentary stamp tax or other excise tax (or comparable tax imposed by any governmental entity) will be payable by Republic by virtue of the transactions completed in this Agreement; and (xix) the Company has duly and validly filed an election for "S" corporation status under the Code, and such "S" election has not been revoked or terminated and neither the Company nor the Shareholders have taken any action which would cause a termination of such "S" election.

         3.20 Insurance. The Company is covered by valid, outstanding and enforceable policies of insurance covering its respective properties, assets and businesses against risks of the nature normally insured against by corporations in the same or similar lines of business and in coverage amounts reasonable in light of the Company's historical claims experience (the "Insurance Policies"). Such Insurance Policies are in full force and effect, and all premiums due thereon have been paid. As of the Effective Time, each of the Insurance Policies will be in full force and effect. None of the Insurance Policies will lapse or terminate as a result of the transactions contemplated by this Agreement. The Company has complied in all material respects with the provisions of such Insurance Policies. The Company has not failed to give, in a timely manner, any notice required under any of the Insurance Policies to preserve its rights thereunder.

         3.21 Receivables. All of the Receivables (as hereinafter defined) are valid and legally binding, represent bona fide transactions and arose in the ordinary course of business of the Company. All of the Receivables are good and collectible receivables, without setoff or counterclaims, subject to the allowance for doubtful accounts, if any, set forth on the Current Balance Sheet as reasonably adjusted since the date of the Current Balance Sheet in the ordinary course of business consistent with past practice. For purposes of this Agreement, the term "Receivables" means all receivables of the Company, including, without limitation, all trade account receivables arising from the provision of services, sale of inventory, notes receivable, and insurance proceeds receivable.

         3.22 Licenses and Permits. The Company possesses all material licenses and required governmental or official approvals, permits or authorizations (collectively, the "Permits") for its business and operations, including with respect to the operation of each of the Owned Properties and Leased Premises. All such Permits are valid and in full force and effect, the Company is in full compliance with the respective requirements thereof, and no proceeding is pending or, to the knowledge of the Company or either of the Taorminas, threatened to revoke or amend any of them. None of such Permits is or will be impaired or in any way affected by the execution and delivery of this Agreement or the consummation of the transactions contemplated hereby.

         3.23 Adequacy of the Assets; Relationships with Customers and Suppliers; Affiliated Transactions. The Assets, Owned Properties and Leased Premises constitute, in the aggregate, all of the assets and properties necessary for the conduct of the business of the Company in the manner in which and to the extent to which such business is currently being conducted. No current supplier to the Company of items essential to the conduct of its business has threatened to terminate its business relationship with it for any reason. Except for the Blue Gum Partnership and for the leases by the Shareholders or the Taorminas of certain of the Other Owned Properties to the Company, the Company does not have any direct or indirect interest in any customer, supplier or competitor of the Company, or in any person from whom or to whom the Company leases real or personal property as of the date hereof and no officer, director or shareholder of the Company, nor any person related by blood or marriage to any such person, nor any entity in which any such person owns any beneficial interest, is a party to any Contract or transaction with the Company or has any interest in any property used by the Company as of the date hereof.

         3.24 Intellectual Property. The Company has full legal right, title and interest in and to, or the right to use, all trademarks, service marks, trade names, copyrights, know-how, patents, trade secrets, licenses (including licenses for the use of computer software programs), and other intellectual property used in the conduct of its business including, without limitation, the "Program" defined below (the "Intellectual Property"). The conduct of the business of the Company as presently conducted, and such conduct and such use and exploitation of the Intellectual Property, does not infringe or misappropriate in any material respect any rights held or asserted by any Person, and to the Company's and each Shareholder's knowledge, no Person is infringing on the Intellectual Property. No payments are required for the continued use of the Intellectual Property. None of the Intellectual Property has ever been declared invalid or unenforceable, or is the subject of any pending or, to the knowledge of the Company or either of the Shareholders, threatened action for opposition, cancellation, declaration, infringement, or invalidity, unenforceability or misappropriation or like claim, action or proceeding. The Company owns all right, title and interest in and to the accounting software program used by it and any copyrighted or copyrightable source or object code, component, module, and documentation related thereto (the "Program") free and clear of any liens or claims or right of any other Person (including those employees and independent contractors who helped in the development thereof or any upgrades, modifications and other versions thereto) and has the sole and exclusive right to the use thereof. No payments to third parties are required for the continued use of the Program.

         3.25 Contracts. Schedule 3.25 sets forth a list of each Contract to which the Company is a party or by which it or its properties and assets are bound and which is material to its business, assets, properties or prospects (the "Designated Contracts"), true and correct copies of which have been provided to Republic. The copy of each Designated Contract furnished to Republic is a true and complete copy of the document it purports to represent and reflects all amendments thereto made through the date of this Agreement. The Company has not violated any of the material terms or conditions of any Designated Contract or any term or condition which would permit termination or material modification of any Designated Contract, and all of the material covenants to be performed by any other party thereto have been performed in all material respects and there are no claims for breach or indemnification or notice of default or termination under any Designated Contract. No event has occurred which constitutes, or after notice or the passage of time, or both, would constitute, a material default by the Company under any Designated Contract, and to the knowledge of the Company and the Taorminas, no such event has occurred which constitutes or would constitute a material default by any other party. The Company is not subject to any liability or payment resulting from renegotiation of amounts paid it under any Designated Contract. As used in this Section, Designated Contracts shall include, without limitation: (a) loan agreements, indentures, mortgages, pledges, hypothecations, deeds of trust, conditional sale or title retention agreements, security agreements, equipment financing obligations or guaranties, or other sources of contingent liability in respect of any indebtedness or obligations to any other Person, or letters of intent or commitment letters with respect to same; (b) contracts obligating the Company to provide products or services for a period of one year or more, excluding standard waste collection and disposal contracts entered into in the ordinary course of business without material modification from the preprinted forms used by the Company in the ordinary course of its business; (c) leases of real property, and leases of personal property not cancelable without penalty on notice of sixty (60) days or less or calling for payment of an annual gross rental exceeding Fifty Thousand Dollars ($50,000.00); (d) distribution, sales agency or franchise or similar agreements, or agreements providing for an independent contractor's services, or letters of intent with respect to same;
(e) employment agreements, management service agreements, consulting agreements, confidentiality agreements, non-competition agreements and any other agreements relating to any employee, officer or director of the Company; (f) licenses, assignments or transfers of trademarks, trade names, service marks, patents, copyrights, trade secrets or know how, or other agreements regarding proprietary rights or intellectual property; (g) any Contract relating to pending capital expenditures by the Company; and (h) other material Contracts or understandings, irrespective of subject matter and whether or not in writing, not entered into in the ordinary course of business by the Company and not otherwise disclosed on the Schedules.

         3.26 Customer Lists. Schedule 3.26 is a true, correct and complete list of all existing customers of the Company who each individually accounted for more than 1% of the Company's annual revenue in 1996.

         3.27 Accuracy of Information Furnished. No representation, statement or information made or furnished by the Company, the Taorminas, or the Shareholders to Republic or any of Republic's representatives in this Agreement and the various Schedules attached hereto and the other information and statements referred to herein and previously furnished by the Company, the Taorminas, and the Shareholders, contains or shall contain any untrue statement of a material fact or omits or shall omit any material fact necessary to make the information contained therein not misleading. The Company, the Taorminas, or the Shareholders have provided Republic with true, accurate and complete copies of all documents listed or described in the various Schedules attached hereto (except for the items set forth on Schedule 3.13).

         3.28 Investment Intent; Accredited Investor Status; Securities Documents. Each of the Shareholders (and the C.V. Taormina Family Trust to the extent it becomes a shareholder of the Company pursuant to Section 5.17(b)) is acquiring the Republic Shares hereunder for its own account for investment and not with a view to, or for the sale in connection with, any distribution of any of the Republic Shares, except in compliance with applicable state and federal securities laws. Each of the Shareholders and the Taorminas and Arlene Taormina has had the opportunity to discuss the transactions contemplated hereby with Republic and has had the opportunity to obtain such information pertaining to the Republic Companies as has been requested, including but not limited to filings made by Republic with the SEC under the Exchange Act. Each of the Shareholders and the Taorminas and Arlene Taormina is an "accredited investor" within the meaning of Regulation D promulgated under the Securities Act, and has such knowledge and experience in business or financial matters that they are capable of evaluating the merits and risks of an investment in the Republic Shares.

         3.29 Bank Accounts; Business Locations. Schedule 3.29 sets forth all accounts of the Company with any bank, broker or other depository institution, and the names of all persons authorized to withdraw funds from each such account. As of the date hereof, the Company has no office or place of business other than as identified on Schedules 3.14(a) and 3.14(b) and the Company's principal places of business and chief executive offices are indicated on
Schedule 3.14(a) or 3.14(b), and, except for equipment leased to customers in the ordinary course of business, all locations where the equipment, inventory, chattel paper and books and records of the Company is located as of the date hereof are fully identified on Schedules 3.14(a) and 3.14(b).

         3.30 Names; Prior Acquisitions. The Company has not changed its name or used any assumed or fictitious name except as set forth on Schedule 3.1, or been the surviving entity in a merger, acquired any business or changed its principal place of business or chief executive office, within the past three years.

         3.31 No Commissions. Neither the Company, the Taorminas nor the Shareholders has incurred any obligation for any finder's or broker's or agent's fees or commissions or similar compensation in connection with the transactions contemplated hereby.

         3.32 Certain Accounting Matters. Neither the Company, the Taorminas nor any of the Shareholders, nor any of their respective Affiliates, has taken or agreed to take any action that (without regard to any action taken or agreed to be taken by Republic or any of its Affiliates) would prevent Republic from accounting for the transactions contemplated hereby as a pooling of interest business combination.


                                   ARTICLE IV

                     CONDUCT OF BUSINESS PENDING THE MERGER

         4.1 Conduct of Business by the Company Pending the Merger. The Company covenants and agrees that, between the date of this Agreement and the Effective Time, the business of the Company shall be conducted only in, and the Company shall not take any action except in, the ordinary course of business, consistent with past practice. The Company shall use its best efforts to preserve intact its business organization, to keep available the services of its current officers, employees and consultants, and to preserve its present relationships with customers, suppliers and other persons with which it has significant business relations. By way of amplification and not limitation, except as contemplated by this Agreement, the Company shall not, between the date of this Agreement and the Effective Time, directly or indirectly, do or propose or agree to do any of the following without the prior written consent of Republic:

                  (a) amend or otherwise change its articles of incorporation or bylaws or equivalent organizational documents;

                  (b) (i) issue, sell, pledge, dispose of, or encumber, or, authorize the issuance, sale, pledge, disposition, or encumbrance of any shares of its capital stock of any class, or any options, warrants, convertible securities or other rights of any kind to acquire any shares of such capital stock, or any other ownership interest, of it (except the Company may issue additional shares of Company Common Stock to the Shareholders in accordance with
Section 5.17 and 5.18); or (ii) sell, pledge, dispose of, or encumber, or authorize the sale, pledge, disposition or encumbrance of its assets, tangible or intangible, except in the ordinary course of business consistent with past practice;

                  (c) declare, set aside, make or pay any dividend or other distribution, payable in cash, stock, property or otherwise, with respect to any of its capital stock or pay any bonuses to the Shareholders or the Taorminas;

                  (d) reclassify, combine, split, subdivide or redeem, purchase or otherwise acquire, directly or indirectly, any of its capital stock;

                  (e) (i) acquire (including, without limitation, for cash or shares of stock, by merger, consolidation, or acquisition of stock or assets) any interest in any corporation, partnership or other business organization or division thereof or any assets, or make any investment either by purchase of stock or securities, contributions of capital or property transfer, or, except in the ordinary course of business, consistent with past practice, purchase any property or assets of any other Person (except as provided for in Sections 5.17 and 5.18); (ii) incur any indebtedness for borrowed money or issue any debt securities or assume (except as provided for in Sections 5.17 and 5.18), guarantee or endorse or otherwise as an accommodation become responsible for, the obligations of any Person, or make any loans or advances; or (iii) enter into any Contract other than in the ordinary course of business, consistent with past practice;

                  (f) increase the compensation payable or to become payable to its officers or employees, or, except as presently bound to do, grant any severance or termination pay to, or enter into any employment or severance agreement with, any of its directors, officers or other employees, or establish, adopt, enter into or amend or take any action to accelerate any rights or benefits which any collective bargaining, bonus, profit sharing, trust, compensation, stock option, restricted stock, pension, retirement, deferred compensation, employment, termination, severance or other plan, agreement, trust, fund, policy or arrangement for the benefit of any directors, officers or employees;

                  (g) take any action other than in the ordinary course of business and in a manner consistent with past practice with respect to accounting policies or procedures;

                  (h) pay, discharge or satisfy any existing claims, liabilities or obligations (absolute, accrued, asserted or unasserted, contingent or otherwise), other than the payment, discharge or satisfaction in the ordinary course of business and consistent with past practice of due and payable liabilities reflected or reserved against in its financial statements, as appropriate, or liabilities incurred after the date hereof in the ordinary course of business and consistent with past practice;

                  (i) increase or decrease prices charged to its customers, except for previously announced or contracted price changes, or take any other action which might reasonably result in any material increase in the loss of customers through non-renewal or termination of service contracts or other causes;

                  (j) except in accordance with Section 5.17 and 5.18, enter into any transaction with an Affiliate, whether or not in the ordinary course of business; or

                  (k) agree, in writing or otherwise, to take or authorize any of the foregoing actions or any action which would make any representation or warranty in Article III untrue or incorrect.


                                    ARTICLE V

                              ADDITIONAL AGREEMENTS

         5.1 Further Assurances. Each party shall execute and deliver such additional instruments and other documents and shall take such further actions as may be necessary or appropriate to effectuate, carry out and comply with all of the terms of this Agreement and the transactions contemplated hereby.

         5.2 Compliance with Covenants. The Shareholders and the Taorminas shall cause the Company to comply with all of the respective covenants of the Company under this Agreement, and the Taorminas, as the respective trustees of the Shareholders, shall cause the Shareholders to comply with all of their respective covenants under this Agreement.

         5.3 Cooperation. Each of the parties agrees to cooperate with the other in the preparation and filing of all forms, notifications, reports and information, if any, required or reasonably deemed advisable pursuant to any law, rule or regulation or the rules of any exchange on which the Republic Common Stock is listed or The Nasdaq Stock Market in connection with the transactions contemplated by this Agreement and to use their respective best efforts to agree jointly on a method to overcome any objections by any Governmental Authority to any such transactions.

         5.4 HSR Act and Other Actions. Each of the parties hereto shall: (a) make promptly (and in no event later than five (5) business days following the date hereof) its respective filings, and thereafter make any other required submissions, under the HSR Act, with respect to the transactions contemplated hereby; and (b) use its reasonable best efforts to take, or cause to be taken, all appropriate actions, and to do, or cause to be done, all things necessary, proper or advisable under applicable laws and regulations to consummate and make effective the transactions contemplated herein, including, without limitation, using its best efforts to obtain all licenses, permits, consents, approvals, authorizations, qualifications and orders of any Governmental Authority and parties to Contracts with the Company as are necessary for the consummation of the transactions contemplated hereby. Each of parties shall make on a prompt and timely basis all governmental or regulatory notifications and filings required to be made by it for the consummation of the transactions contemplated hereby. The parties also agree to use best efforts to defend all lawsuits or other legal proceedings challenging this Agreement or the consummation of the transactions contemplated hereby and to lift or rescind any injunction or restraining order or other order adversely affecting the ability of the parties to consummate the transactions contemplated hereby.

         5.5 Access to Information. From the date hereof to the Effective Time, the Company shall (and shall cause its directors, officers, employees, auditors, counsel and agents) to afford Republic and Republic's officers, employees, auditors, counsel and agents reasonable access at all reasonable times to its properties, offices, and other facilities, to its officers and employees and to all books and records, and shall furnish such persons with all financial, operating and other data and information as may be reasonably requested. No information provided to or obtained by Republic shall affect any representation or warranty in this Agreement.

         5.6 Notification of Certain Matters. The Taorminas shall give prompt notice to Republic of the occurrence or non-occurrence of any event which would likely cause any representation or warranty contained herein to be untrue or inaccurate, or any covenant, condition, or agreement contained herein not to be complied with or satisfied.

         5.7 Tax and Accounting Treatment. Republic, the Company, the Taorminas and the Shareholders will use their respective best efforts to cause the Merger to qualify as a reorganization under the provisions of Section 368(a) of the Code and do not presently intend to take any action after the Merger is effected to cause the Merger to lose its tax-free status. All parties hereto agree to file the Agreement of Merger with its respective federal income tax returns for the year in which the Merger is effective, if applicable, and to comply with the reporting requirements of Treasury Regulation 1.368-3. In addition, the Company, the Taorminas and the Shareholders shall not take any action after the date hereof to cause the Merger contemplated hereby not to be accounted for as a pooling of interests business combination.

         5.8 Confidentiality; Publicity. Except as may be required by law or as otherwise permitted or expressly contemplated herein, no party hereto or their respective Affiliates, employees, agents and representatives shall disclose to any third party this Agreement or the subject matter or terms hereof, or use or disclose to any third party any information, documents or materials disclosed or produced hereunder, without the prior consent of the other parties hereto. No press release or other public announcement related to this Agreement or the transactions contemplated hereby shall be issued by any party hereto without the prior approval of the other parties, except that Republic may make such public disclosure which it believes in good faith to be required by law or by the terms of any listing agreement with or requirements of a securities exchange (in which case Republic will consult with an officer of the Company prior to making such disclosure). In the event of termination of this Agreement, the parties hereto shall promptly return all documents, including all copies thereof.

         5.9 No Other Discussions. The Company, the Shareholders, the Taorminas and their respective Affiliates, employees, agents and representatives will not:
(a) initiate, encourage the initiation by others of discussions or negotiations with third parties or respond to solicitations by third persons relating to any merger, sale or other disposition of any substantial part of the assets, business or properties of the Company (whether by merger, consolidation, sale of stock or otherwise); or (b) enter into any agreement or commitment (whether or not binding) with respect to any of the foregoing transactions. The Taorminas will immediately notify Republic if any third party attempts to initiate any solicitation, discussion or negotiation with respect to any of the foregoing transactions.

         5.10 Restrictive Covenants. In order to assure that Republic will realize the benefits of the Merger, each of the Taorminas jointly and severally agrees with Republic that he will not after the Effective Time:

              (a) for a period of six years as to Orange County, California, and for a period of three years as to all other Counties listed below, directly or indirectly, alone or as a partner, joint venturer, officer, director, employee, consultant, agent, independent contractor or stockholder of any company or business, engage in any business activity in Orange, San Bernardino, Los Angeles, San Diego, Ventura, or Riverside Counties, California, which is directly or indirectly in competition with the business conducted by the Company at the Effective Time; provided, however, that, the beneficial ownership of less than five percent (5%) of the shares of stock of any corporation having a class of equity securities actively traded on a national securities exchange or over-the-counter market shall not be deemed, in and of itself, to violate the prohibitions of this Section;

              (b) directly or indirectly: (i) induce any Person which is a customer of or supplier to the Company at the Effective Time to patronize any business directly or indirectly in competition with the business conducted by the Company; (ii) canvass, solicit or accept from any Person which is a customer of the Company, any such competitive business; or (iii) request or advise any Person which is a customer of the Company at the Effective Time to withdraw, curtail or cancel any such customer's or supplier's business with the Company or its successors;

              (c) directly or indirectly employ, or knowingly permit any company or business directly or indirectly controlled by him, to employ, any person who was employed by the Company at or within six months prior to the Effective Time, or in any manner seek to induce any such person to leave his or her employment (other than as to the Taorminas or Glenn Nygard); and

              (d) except for the benefit of the Company, directly or indirectly, at any time following the Effective Time, in any way utilize, disclose, copy, reproduce or retain in his possession the Company's proprietary rights or records, including, but not limited to, any of its customer lists.

              The Taorminas agree and acknowledge that the restrictions contained in this Section are reasonable in scope of activity, duration of time, and geographic area, and are necessary to protect Republic after the Effective Time. If any provision of this Section as applied to any party or to any circumstance is adjudged by a court to be invalid or unenforceable, the same will in no way affect any other circumstance or the validity or enforceability of this Agreement. If any such provision, or any part thereof, is held to be unenforceable because of the duration of such provision or the area covered thereby, the parties agree that the court making such determination shall have the power to reduce the duration and/or area of such provision, and/or to delete specific words or phrases, and in its reduced form, such provision shall then be enforceable and shall be enforced. The parties agree and acknowledge that the breach of this Section will cause irreparable damage to Republic and upon breach of any provision of this Section, Republic shall be entitled to injunctive relief, specific performance or other equitable relief; provided, however, that, this shall in no way limit any other remedies which Republic may have (including, without limitation, the right to seek monetary damages).

              The provisions of this Section 5.10 are in addition to any restrictive covenants set forth in any employment agreement entered into by either of the Taorminas.

         5.11 Due Diligence Review and Environmental Assessment. Republic shall be entitled to conduct prior to Closing a due diligence review of the assets, properties, books and records of the Company and an environmental assessment of the Owned Properties and Leased Premises (hereinafter referred to as "Environmental Assessment"). The Environmental Assessment may include, but not be limited to, a physical examination of the Owned Properties or Leased Premises, and any structures, facilities, or equipment located thereon, soil samples, ground and surface water samples, storage tank testing, review of pertinent records (including, but not limited to, off-site disposal records and manifests), documents, and Licenses of the Company. The Company, the Taorminas, the Shareholders and their Affiliates shall provide Republic or its designated agents or consultants with the access to such property which Republic, its agents or consultants require to conduct the Environmental Assessment. If the Environmental Assessment identifies environmental conditions which requires remediation, corrective action, or further evaluation under the Environmental Laws or the modification of operational practices to come into compliance with Environmental Laws or if the results of the Environmental Assessment or due diligence review are otherwise not satisfactory to Republic in its sole discretion, then Republic may elect not to close the transactions contemplated by this Agreement in which case this Agreement shall be terminated. Republic's failure or decision not to conduct any such Environmental Assessment shall not affect any representation or warranty of the Company, the Taorminas or the Shareholders under this Agreement.

         5.12 Trading in Republic Common Stock. Except as otherwise expressly consented to by Republic, from the date of this Agreement until the Effective Time, neither the Company nor the Taorminas (nor any Affiliates thereof) will directly or indirectly purchase or sell (including short sales) any shares of Republic Common Stock in any transactions effected on The Nasdaq Stock Market or otherwise.

         5.13 Employment Agreements. Republic or its assignee and each of the Taorminas shall enter into an employment agreement in the form attached hereto as Schedule 5.13.

         5.14  Title Insurance and Surveys.

               (a) Within 10 business days after the date of this Agreement, the Company and the Shareholders shall obtain and deliver to Republic commitments (the "Commitments") issued by Chicago Title Insurance Company (the "Title Company") and dated not earlier than the date of this Agreement for the issuance of an ALTA Owners Policy of Title Insurance (the "Title Policy") for each of the Owned Properties in an aggregate amount of $20,000,000, together with legible hard copies of all title exceptions reflected in the Commitments. At Republic's option, the Company and Shareholders shall deliver copies of previous owner policies or other title evidence sufficient for Republic to obtain the Commitments directly from the Title Company. In either case, the premium for the Title Policy shall be paid by the Company, and in the event the Agreement contemplated hereby does not close, Republic shall pay up to $25,000 for the cost of obtaining the Commitments and the Surveys (as defined below). The Title Policy shall be in the amount of $20,000,000, showing fee simple title to the Owned Properties vested now or to be vested at or immediately prior to the Closing in the Company subject only to Permitted Exceptions, (it being agreed that the Shareholders shall cause any indebtedness secured by Deeds of Trust or any liens encumbering Other Owned Properties in excess of $2,623,000 to be satisfied or released prior to Closing). Within 3 business days following delivery of the Commitments to Republic, Republic shall notify the Shareholders of any exceptions in the Commitments which Republic maintains are not Permitted Exceptions. The Commitments and the Title Policy to be issued by the Title Company shall afford full "extended form coverage" and shall contain an ALTA Zoning Endorsements 3.1 (if available), contiguity (where appropriate), and such other endorsements as may be reasonably requested by Republic, excluding nonimputation and creditors rights endorsements. At the Closing, the Company, the Shareholders, their Affiliates and any other party owning an interest in Other Owned Properties shall deliver such affidavits or other instruments as the Title Company may reasonably require to provide the special endorsements required hereunder. The Company and the Shareholders shall cause the Commitments to be dated as of the Closing and to cause the Title Company to deliver the Title Policy dated as of the Closing as directed by Republic as soon as reasonably possible after the Closing.

               (b) Within 20 days after the date of this Agreement but before the Closing, the Company and the Shareholders shall use their best efforts to deliver to Republic and the Title Company an as-built plat of survey of each of the Owned Properties and the Leased Premises (the "Surveys") prepared by a registered land surveyor or engineer, licensed in the respective states in which such properties are located, dated on or after the date hereof, certified to Republic, the Title Company, and such other entities as Republic may designate in writing to the Company and the Shareholders prior to the Closing, and conforming to current ALTA/ACSM Minimum Detail Requirements for Land Title Surveys, sufficient to cause the Title Company to delete the standard printed survey exception. Each Survey shall show access from the land to dedicated roads and shall include a flood plain certification. Any survey may be a recertification of a prior survey, provided that it meets the above-described criteria. In the event that the necessary surveys cannot be obtained prior to Closing, the Shareholders shall deliver such surveys to Republic, at the cost and expense of the Company, as soon as practical thereafter, along with any insurance coverages contemplated by Section 5.14(a) above which could not be obtained due to the unavailability of such surveys prior to the Closing.

              (c) If (i) any Commitment discloses a title exception other than a Permitted Exception (an "Unpermitted Exception") or (ii) any Survey discloses any encroachment, overlap, boundary dispute, or gap or any other matter which renders title to any of the Owned Properties unmarketable or reflects that any utility service to the improvements or access thereto does not lie wholly within the applicable parcel of real property, or within an encumbered easement for the benefit of such parcel of real property or another Owned Property, or reflects any other matter materially adversely affecting the use or improvements of such parcel of real property or another Owned Property (a "Survey Defect"), then the Shareholders, prior to the Closing with respect to Surveys delivered prior to Closing, or to the extent Survey Defects appear on Surveys delivered after Closing promptly thereafter, shall have the Unpermitted Exception removed from such Commitment or the Survey Defect corrected or insured over by an appropriate title insurance endorsement, all in a manner reasonably satisfactory to Republic.

         5.15 Shareholder and Director Vote. Each of the Shareholders, in executing this Agreement, consents as a shareholder of the Company, and each of the Taorminas, in executing this Agreement, consents as a director of the Company, to the Merger and the transactions contemplated hereby, and waives notice of any meeting in connection therewith and hereby releases and waives all rights with respect to the transactions contemplated hereby under any agreements relating to the sale, purchase or voting of stock of the Company.

         5.16 Taormina Name. Republic agrees, upon request by the Taorminas, to phase out as promptly as possible the use of the "Taormina" name in all aspects of the conduct of the Company's business over a period of one year following the date of such request, provided that nothing herein stated shall require the Company or Republic to repaint any vehicles, containers or other equipment or incur any other large expenditure of money. The Taorminas shall be entitled to use the "Taormina" name for any business that is totally unrelated to the solid waste management industry.

         5.17 Anaheim Truck Depot. (a) The Taorminas and the Shareholders represent and warrant that:

               (A) Blue Gum Partnership is a California general partnership ("Blue Gum Partnership"), and the general partners of Blue Gum Partnership are William C. Taormina, Vincent C. Taormina, and Bobby Babajian, Jr. Blue Gum Partnership holds a land lease from Landowner (as defined below) to certain property known as the "Blue Gum Property" upon which is situated the business known as "Anaheim Truck Depot," a paved parking yard, and other improvements. As of the date hereof, the Blue Gum Partnership subleases the property and leases the improvements to the Company for a monthly rental of $77,000 and the business known as Anaheim Truck Depot sells fuel and provides maintenance services to the Company and third parties.

               (B) A California general partnership (herein referred to as "Landowner") exists between (i) Bobby Babajian, Sr. and (ii) Truck Haven, a California general partnership ("Truck Haven") existing between William C. Taormina, Vincent C. Taormina, and the C.V. Taormina Family Trust. Each of William C. Taormina, Vincent C. Taormina, and the C.V. Taormina Family Trust are general partners in Truck Haven, with a one-third interest therein. Each of Bobby Babajian, Sr. and Truck Haven are general partners in Landowner. Landowner owns title to the real estate which is leased to the Blue Gum Partnership for a monthly rental of $5,000.

               (C) The Taorminas have voting control over the Blue Gum Partnership, and otherwise have the sole and exclusive power to direct the management, policies and assets of Blue Gum Partnership.

               (D) The Taorminas have voting control over Truck Haven, and have voting control over Landowner, and otherwise have the sole and exclusive power to direct the management, policies and assets of each of Truck Haven and Landowner.

               (b) Simultaneous with or prior to the Closing, the Taorminas shall contribute their respective interests in Blue Gum Partnership to the Company and the Taorminas and the C.V. Taormina Family Trust shall contribute all of Truck Haven to the Company, in exchange solely for additional shares of Company Common Stock.

               (c) The Taorminas agree to use best efforts to cause the Company to purchase and acquire (i) from Bobby Babajian, Jr., his non-controlling interest in the Blue Gum Partnership, and (ii) from Bobby Babajian, Sr., his non-controlling interest in Landowner and to cause the Company to pay off all debts owed to Bobby Babajian, Jr. by Blue Gum Partnership, provided, however, that completion of such purchases shall not be a condition to Republic's obligations to close the Merger.

               (d) The Taorminas, the Shareholders, and the Company agree that not more than $5,450,000 of the aggregate purchase price paid to Bobby Babajian, Jr. (as to his interest in Blue Gum Partnership, including repayment of all debt owed to him by Blue Gum Partnership), and to Bobby Babajian, Sr. (as to his interest in Landowner), shall be paid directly or indirectly by the Company. Any portion of such aggregate purchase price in excess of $5,450,000 shall be paid by the Taorminas personally out of their own funds, and not by the Company directly or indirectly.

               (e) Upon contribution of all of the Blue Gum Partnership interests to the Company, the Company shall assume and pay off, prior to closing, not more than $377,000 of the indebtedness (which indebtedness is not related to or secured by real estate upon which the Blue Gum Partnership does business) owed by Blue Gum Partnership to Bobby Babajian, Sr.

               (f) For purposes of this Agreement, the representations and warranties of Article III of this Agreement shall apply to and shall be deemed made by the Shareholders with respect to the assets, properties and operations of Blue Gum Partnership and Landowner as of the date hereof and as of the Closing pursuant to the Bringdown Certificate delivered pursuant to Section 6.1.

         5.18  Other Leased Property. All of the leases of real estate listed on
Schedule 3.14(b) pursuant to which the Shareholders or the Taorminas are leasing property to the Company shall be terminated prior to Closing, and all of such leased property shall be contributed by the Shareholders or the Taorminas, respectively, as the case may be, prior to Closing to the Company for no consideration other than the issuance of additional shares of Company Common Stock to the Shareholders. The Company agrees to assume no more than an aggregate of $2,623,000 of indebtedness related to or encumbering such contributed property, and the Shareholders and/or the Taorminas agree to pay off all indebtedness in excess of such amount and to satisfy (at their expense) all encumbrances related to any such excess indebtedness. If the Taorminas or the Shareholders pay off any such excess indebtedness, then the Company shall issue additional shares of Company Common Stock to the Shareholders based on the amount of such payoff.

         5.19 Intellectual Property. Prior to Closing, the Taorminas shall contribute to the Company all right, title and interest in and to any Intellectual Property owned by them individually which is used by or otherwise relates to the Company and its business and operations, including, without limitation, any interest Taormina's may have in the patent relating to the conveyors used in the Company's Materials Recycling Facility in Anaheim, California, but excluding the "Taormina" name for which Republic has a royalty-free license to continue to use subject to Section 5.16 (and which the Taorminas shall be entitled to use in a manner consistent with Section 5.16).


                                   ARTICLE VI

             CONDITIONS TO THE OBLIGATIONS OF THE REPUBLIC COMPANIES

         The obligations of the Republic Companies to effect the Merger shall be subject to the fulfillment at or prior to the Effective Time of the following conditions, any or all of which may be waived in whole or in part by the Republic Companies:

         6.1 Accuracy of Representations and Warranties and Compliance with Obligations. The representations and warranties of the Shareholders contained in this Agreement shall be true and correct at and as of the Effective Time with the same force and effect as though made at and as of that time except: (a) for changes specifically permitted by or disclosed pursuant to this Agreement; and
(b) that those representations and warranties which address matters only as of a particular date shall remain true and correct as of such date. The Company and the Shareholders shall have performed and complied with all of their respective obligations required by this Agreement to be performed or complied with at or prior to the Effective Time. The Company and the Shareholders shall have delivered to the Republic Companies a certificate, dated as of the Effective Date, duly signed (in the case of the Company, by its President), certifying that such representations and warranties are true and correct and that all such obligations have been complied with and performed (the "Bringdown Certificate").

         6.2 No Material Adverse Change or Destruction of Property. Between the date hereof and the Effective Time: (a) there shall have been no Material Adverse Change to the Company; (b) there shall have been no adverse federal, state or local legislative or regulatory change affecting in any material respect the services, products or business of the Company; and (c) none of the properties and assets of the Company shall have been damaged by fire, flood, casualty, act of God or the public enemy or other cause (regardless of insurance coverage for such damage) which damages may have a Material Adverse Effect thereon, and there shall have been delivered to the Republic Companies a certificate to that effect, dated the Effective Date and signed by or on behalf of the Company and the Shareholders.

         6.3 Corporate Certificate. The Shareholders shall have delivered to the Republic Companies: (a) copies of the articles of incorporation and bylaws of the Company as in effect immediately prior to the Effective Time; (b) copies of resolutions adopted by the Board of Directors and Shareholders of the Company authorizing the transactions contemplated by this

Agreement; and (c) a certificate of good standing of the Company issued by the Secretary of State of the State of California and each other state in which the Company is qualified to do business as of a date not more than thirty days prior to the Effective Date, certified in the case of subsections (a) and (b) of this Section as of the Effective Date by the Secretary of each such company as being true, correct and complete.

         6.4 Opinion of Counsel. Republic shall have received an opinion dated as of the Effective Date from counsel for the Company and the Shareholders, in its typical format and subject to customary qualifications and assumptions, and in form and substance reasonably acceptable to Republic, to the effect that:

             (a) The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of California and is authorized to carry on the business now conducted by it and to own or lease the properties now owned or leased by it;

             (b) The Company has obtained all necessary authorizations and consents of its Board of Directors and the Shareholders to effect the Merger;

             (c) All issued and outstanding shares of capital stock of the Company are owned by the Shareholders;

             (d) This Agreement is a valid and binding obligation of the Company, the Taorminas, and the Shareholders, and enforceable against the Company, the Taorminas, and the Shareholders in accordance with its terms (subject to the assumption that Florida law is identical to California law), subject to customary limitations, such as bankruptcy, insolvency, reorganization, moratorium or other laws affecting the enforcement of creditors' rights generally or general equitable principles and provided that no opinion shall be rendered as to Section 5.10 or Section 8.7(b), or as to choice of law.

         6.5 Consents. The Company shall have received (and delivered copies to the Republic of) consents to the transactions contemplated hereby and waivers of rights to terminate or modify any material rights or obligations of the Company from any Person from whom such consent or waiver is required under any Contract or instrument as of a date not more than thirty days prior to the Effective Date, or who, as a result of the transactions contemplated hereby, would have such rights to terminate or modify such Contracts or instruments, either by the terms thereof or as a matter of law.

         6.6 Securities Laws. Republic shall have received all necessary consents and otherwise complied with any state Blue Sky or securities laws applicable to the issuance of the Republic Shares, in connection with the transactions contemplated hereby.

         6.7 Pooling Letters. Republic shall have received from McGladrey & Pullen, LLP, independent certified public accountants for the Company, a letter dated the Effective Date, in form and substance acceptable to Republic, confirming that, to their knowledge after due and diligent inquiry of management, there have been no transactions or events with respect to the Company which would, and the ownership structure and attributes of the Company and the Shareholders would not, prescribe the transactions contemplated hereby, if consummated, from being considered as a pooling of interests business combination. Republic shall have received from Arthur Andersen LLP, a letter dated the Effective Date, confirming that the transactions contemplated hereby, if consummated, can properly be accounted for as a pooling of interests combination in accordance with GAAP and the criteria of Accounting Principles Board Opinion No. 16 and the regulations of the SEC.

         6.8 Acknowledgment of Pooling Restrictions and Receipt of SEC Filings. At or prior to the Closing the Shareholders shall have delivered to Republic a letter agreement acknowledging their status as Affiliates of the Company, their agreement to comply with the "pooling of interests" restrictions, and their receipt of SEC filings of Republic, in form and substance satisfactory to the Republic Companies.

         6.9 Company Common Stock. At the Closing, each of the Shareholders shall have delivered to Republic all certificates evidencing the shares of capital stock of the Company issued by them, free and clear of any Liens or restrictions whatsoever, including, without limitation, any Lien in favor of the Taorminas' sister Arlene Taormina, Trustee of the Arlene Taormina Property Trust, or its or her successors or assigns.

         6.10 Stock Powers. At the Closing, each of the Shareholders shall have delivered to Republic, for use in connection with the Held Back Shares, ten stock powers executed in blank, with signatures guaranteed.

         6.11 No Adverse Litigation. There shall not be pending or threatened any action or proceeding by or before any court or other governmental body which shall seek to restrain, prohibit, invalidate or collect damages arising out of the Merger or any other transaction contemplated hereby, and which, in the judgment of Republic, makes it inadvisable to proceed with the Merger and other transactions contemplated hereby.

         6.12 Intentionally Omitted.

         6.13 HSR Act Waiting Period. Any applicable HSR Act waiting period shall have expired or been earlier terminated.

         6.14 Due Diligence Review. Republic shall be satisfied with the results of its due diligence review and Environmental Assessment pursuant to
Section 5.11.

         6.15 Employment Agreements. The Taorminas shall have executed and delivered the employment agreements referred to in Section 5.13.

         6.16 Releases. Each of the Shareholders and Taorminas shall deliver to Republic a release (collectively, the "Releases") in such form as is reasonably satisfactory to Republic releasing all claims of any nature against the Company, Blue Gum Partnership, and Truck Haven, if any, and any claims arising out of the Merger and the transactions contemplated by this Agreement, provided that such Release shall not cover (i) any rights of the Shareholders against Republic under this Agreement, (ii) any employment benefits accrued in the ordinary course of business consistent with past practice (such as vacation time) or related rights under law (such as ERISA or COBRA), or (iii) any rights under law to indemnification against third party claims arising with respect to the Taorminas' service as officers, directors or agents of the Company.

         6.17 Assignments. The Taorminas shall have executed and delivered the assignments of the Intellectual Property referred to in Section 5.19.

         6.18 Anaheim Truck Depot. If Blue Gum Partnership and the Landowner have not been acquired in their entirety by the Company as of the time of Closing, then Republic also shall have received copies of duly executed amendments to, or new, leases between Blue Gum Partnership (as lessor) and the Company (as lessee) providing for the Company to continue to use the real property and improvements owned by the Landowner and Blue Gum Partnership, respectively, as of the date hereof (as the same may be subsequently improved) for a term of fifteen (15) years through December 31, 2011, at a fixed monthly rental of One Thousand Dollars ($1,000) per month payable to each of Blue Gum Partnership and Landowner together with the right to continue to purchase fuel at a price of $0.05 per gallon over cost to the Blue Gum Partnership, and the right to continue to purchase parts and maintenance services from the Anaheim Truck Depot at the same rates being charged as of the date hereof.


                                   ARTICLE VII

                        CONDITIONS TO THE OBLIGATIONS OF
                        THE COMPANY AND THE SHAREHOLDERS

         The obligations of the Company and the Shareholders to effect the Merger shall be subject to the fulfillment at or prior to the Effective Time of the following conditions, any or all of which may be waived in whole or in part by the Company and the Shareholders:

         7.1 Accuracy of Representations and Warranties and Compliance with Obligations. The representations and warranties of each of the Republic Companies contained in this Agreement shall be true and correct at and as of the Effective Time with the same force and effect as though made at and as of that time except: (a) for changes specifically permitted by or disclosed pursuant to this Agreement; and (b) that those representations and warranties which address matters only as of a particular date shall remain true and correct as of such date. Each of the Republic Companies shall have performed and complied with all of its obligations required by this Agreement to be performed or complied with at or prior to the Effective Time. Each of the Republic Companies shall have delivered to the Company and the Shareholders a certificate, dated as of the Effective Date, and signed by an executive officer, certifying that such representations and warranties are true and correct and that all such obligations have been complied with and performed.

         7.2 Republic Shares. At the Closing, Republic shall have issued all of the Republic Shares and shall have delivered to the Shareholders: (a) certificates representing the Republic Shares issued to them hereunder, other than the Held Back Shares; and (b) copies of stock certificates representing the Held Back Shares issued to them.

         7.3 No Adverse Litigation. There shall not be pending or threatened any action or proceeding by or before any court or other governmental body which shall seek to restrain, prohibit, invalidate or collect damages arising out of the Merger or any other transaction contemplated hereby, and which in the judgment of the Company and the Shareholders makes it inadvisable to proceed with the Merger and other transactions contemplated hereby.

         7.4 HSR Act Waiting Period. Any applicable HSR Act waiting period shall have expired or been earlier terminated.

         7.5 Opinion of Counsel. The Shareholders and the Taorminas shall have received an opinion dated the Effective Date from counsel to Republic, in its typical format, and subject to customary qualifications and assumptions, and in form and substance reasonably acceptable to the Shareholders and the Taorminas, to the effect that:

                  (a) This Agreement is a valid and binding obligation of Republic, and enforceable against Republic in accordance with its terms, subject to customary limitations, such as bankruptcy, insolvency, reorganization, moratorium or other laws affecting the enforcement of creditors' rights generally or general equitable principles, and provided that no opinion shall be rendered as to Section 5.10 or Section 8.7(a), or as to choice of law.

                  (b) The Republic Shares have been validly issued, and are fully paid and non-assessable.

         7.6 Employment Agreements. Republic or its assignee shall have executed and delivered the employment agreements referred to in Section 5.13.

         7.7 No Material Adverse Change. Since the date of this Agreement, there shall not have occurred with respect to Republic and its subsidiaries, taken as a whole, any material adverse change in their business, financial position, or results of operations excluding events which affected the solid waste or automotive industries generally in a like manner or which affected the economy or stock markets generally.


                                  ARTICLE VIII

                               REGISTRATION RIGHTS

         The Shareholders shall have the following registration rights with respect to the Republic Shares issued to them hereunder:

         8.1 Registration Rights for Republic Shares; Filing of Registration Statement. Republic will utilize reasonable best efforts to cause, as soon as practicable following the Effective Time, a registration statement to be filed under the Securities Act or an existing registration statement to be amended for the purpose of registering the Republic Shares for resale on a continuous basis from time to time by a Holder thereof (the "Registration Statement"). For purposes of this Article, a person is deemed to be a "Holder" of Republic Shares whenever such person is the record owner of Republic Shares. Thereafter Republic will use reasonable best efforts to have the Registration Statement become effective and cause the Republic Shares to be registered under the Securities Act, and registered, qualified or exempted under the state securities laws of such jurisdictions as any Holder reasonably requests, as soon as is reasonably practicable. Notwithstanding the foregoing, Republic may delay filing a Registration Statement, and may withhold efforts to cause the Registration Statement to become effective, if Republic determines in good faith that such registration might interfere with or affect the negotiation or completion of any transaction that is being contemplated by Republic (whether or not a final decision has been made to undertake such transaction) at the time the right to delay is exercised, provided, however, that the maximum cumulative delay in filing the Registration Statement and in withholding efforts to cause it to become effective shall be no more than 45 days.

         8.2 Expenses of Registration. Republic shall pay all expenses incurred by Republic in connection with the registration, qualification and/or exemption of the Republic Shares, including any SEC and state securities law registration and filing fees, printing expenses, fees and disbursements of Republic's counsel and accountants, transfer agents' and registrars' fees, fees and disbursements of experts used by Republic in connection with such registration, qualification and/or exemption, and expenses incidental to any amendment or supplement to the Registration Statement or prospectuses contained therein. Republic shall not, however, be liable for any sales, broker's or underwriting commissions upon sale by any Holder of any of the Republic Shares.

         8.3 Furnishing of Documents. Republic shall furnish to the Holders such reasonable number of copies of the Registration Statement, such prospectuses as are contained in the Registration Statement and such other documents as the Holders may reasonably request in order to facilitate the offering of the Republic Shares.

         8.4 Amendments and Supplements. Republic shall prepare and promptly file with the SEC and promptly notify the Holders of the filing of such amendments or supplements to the Registration Statement or prospectuses contained therein as may be necessary to correct any statements or omissions if, at the time when a prospectus relating to the Republic Shares is required to be delivered under the Securities Act, any event shall have occurred as a result of which any such prospectus or any other prospectus as then in effect would include an untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading. Republic shall also advise the Holders promptly after it shall receive notice or obtain knowledge thereof, of the issuance of any stop order by the SEC suspending the effectiveness of the Registration Statement or the initiation or threatening of any proceeding for that purpose and promptly use its reasonable best efforts to prevent the issuance of any stop order or to obtain its withdrawal if such stop order should be issued. If, after a Registration Statement becomes effective, the Holders desire that the Registration Statement be amended or Republic advises the Holders that Republic considers it appropriate that the Registration Statement (and all other registration statements of Republic then effective and outstanding) be amended, the Holders shall suspend any further sales of the Republic Shares until Republic advises the Holders that the Registration Statement has been amended.

         8.5 Duration. Republic shall maintain the effectiveness of the Registration Statement until such time as Republic reasonably determines, based on an opinion of counsel, that the Holders will be eligible to sell all of the Shares then owned by the Holders without the need for continued registration of the shares, in the three month period immediately preceding the termination of the effectiveness of the Registration Statement. Republic's obligations contained in Sections 8.1, 8.3 and 8.4 shall terminate on the second anniversary of the Effective Date.

         8.6 Further Information. If Republic Shares owned by a Holder are included in any registration, such Holder shall furnish Republic such information regarding itself as Republic may reasonably request and as shall be required in connection with any registration, qualification or compliance referred to in this Agreement.

         8.7 Indemnification.

             (a) Republic will indemnify and hold harmless the Holders and each person, if any, who controls a Holder within the meaning of the Securities Act, from and against any and all losses, damages, liabilities, costs and expenses to which the Holders or any such controlling person may become subject under the Securities Act or otherwise, insofar as such losses, claims, damages, liabilities, costs or expenses are caused by any untrue statement or alleged untrue statement of any material fact contained in the Registration Statement, any prospectus contained therein or any amendment or supplement thereto, or arise out of or based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; provided, however, that, Republic will not be liable in any such case to the extent that any such loss, claim, damage, liability, cost or expense arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission so made in conformity with information furnished by or on behalf of any Holder or such controlling person in writing specifically for use in the preparation thereof.

                  (b) Each of the Holders, jointly and severally, will indemnify and hold harmless Republic and each person, if any, who controls Republic within the meaning of the Securities Act, from and against any and all losses, damages, liabilities, costs and expenses to which Republic or any such controlling person may become subject under the Securities Act or otherwise, insofar as such losses, damages, liabilities, costs or expenses are caused by any untrue statement or alleged untrue statement of any material fact contained in the Registration Statement, any prospectus contained therein or any amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, to the extent that such untrue statement or alleged untrue statement or omission or alleged omission was so made in reliance upon and in strict conformity with written information furnished by or on behalf of any Holder specifically for use in the preparation thereof.

                  (c) Promptly after receipt by an indemnified party pursuant to the provisions of paragraph (a) or (b) of this Section of notice of the commencement of any action involving the subject matter of the foregoing indemnity provisions, such indemnified party will, if a claim thereof is to be made against the indemnifying party pursuant to the provisions of said paragraph
(a) or (b), promptly notify the indemnifying party of the commencement thereof; but the omission to so notify the indemnifying party will not relieve it from any liability which it may have hereunder unless the indemnifying party has been materially prejudiced thereby nor will such failure to so notify the indemnifying party relieve it from any liability which it may have to any indemnified party otherwise than hereunder. In case such action is brought against any indemnified party and it notifies the indemnifying party of the commencement thereof, the indemnifying party shall have the right to participate in, and, to the extent that it may wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel satisfactory to such indemnified party; provided, however, if the defendants in any action include both the indemnified party and the indemnifying party and there is a conflict of interest which would prevent counsel for the indemnifying party from also representing the indemnified party, the indemnified party or parties shall have the right to select separate counsel to participate in the defense of such action on behalf of such indemnified party or parties. After notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party will not be liable to such indemnified party pursuant to the provisions of said paragraph (a) or (b) for any legal or other expense subsequently incurred by such indemnified party in connection with the defense thereof other than reasonable costs of investigation, unless: (i) the indemnified party shall have employed counsel in accordance with the provisions of the preceding sentence; (ii) the indemnifying party shall not have employed counsel satisfactory to the indemnified party to represent the indemnified party within a reasonable time after the notice of the commencement of the action; or (iii) the indemnifying party has authorized the employment of counsel for the indemnified party at the expense of the indemnifying party.

             (d) In the event any of the Republic Shares are sold by any Holder or Holders in an underwritten public offering consented to by Republic, Republic shall provide indemnification to the underwriters of such offering and any person controlling any such underwriter on behalf of the Holder or Holders making the offering; provided, however, that Republic shall not be required to consent to any such underwriting or to provide such indemnification in respect of the matters described in the proviso to the first sentence of Section 8.7(a).


                                   ARTICLE IX

                                 INDEMNIFICATION

         9.1 Agreement by the Shareholders to Indemnify. The Shareholders jointly and severally agree to indemnify and hold Republic harmless from and against the aggregate of all expenses, losses, costs, deficiencies, liabilities and damages (including, without limitation, related counsel and paralegal fees and expenses) incurred or suffered by Republic arising out of or resulting from:
(a) any breach of a representation or warranty made by the Shareholders, the Taorminas or the Company in or pursuant to this Agreement; (b) any breach of the covenants or agreements made by the Shareholders, the Taorminas or the Company in or pursuant to this Agreement; or (c) any inaccuracy in any certificate delivered by the Shareholders, the Taorminas or the Company pursuant to this Agreement (collectively, "Indemnifiable Damages"). With respect to the measurement of Indemnifiable Damages, Republic shall have the right to be put in the same after-tax consolidated financial position as it would have been in had each of such representations and warranties been true and correct and had such covenants and agreements been performed in full. Notwithstanding anything to the contrary contained herein (other than the proviso at the end of this sentence), Republic shall not be entitled to any Indemnifiable Damages unless the aggregate of all Indemnifiable Damages exceeds Two Million Dollars ($2,000,000) ("Indemnification Threshold"), in which case Republic shall be entitled to (i) the full amount of such Indemnifiable Damages if such Indemnifiable Damages result from a breach of Section 4.1(c) or the representations as to total indebtedness and Adjusted Total Stockholders Equity as provided in Section 3.11, or (ii) the amount of such Indemnifiable Damages in excess of One Million Dollars ($1,000,000) if the Indemnifiable Damages result from anything other than a breach of Section 4.1(c) or such representations of Section 3.11; provided however, that the Indemnification Threshold shall not apply with respect to, and Republic shall be entitled to the full amount of any Indemnifiable Damages resulting from any breach of representations set forth in
Section 3.5 hereof or any representations set forth in any factual certificate delivered to Repulic relating to the share ownership of the Company. In the case of any claim for Indemnifiable Damages, Republic agrees that it shall satisfy such claim only out of the following, and in the following order: (i) first, out of any Held Back Shares (or any Cash Collateral, as defined in Section 9.4 below) still held by Republic, (ii) second, out of any other Republic Shares (or any shares of Republic Common Stock issued to the Shareholders in connection with any stock split or stock dividend effected by Republic after the Effective
Time) which are still held by the Shareholders valued at a price equal to the Average Closing Share Price, and (iii) third, out of any Proceeds received by the Shareholders or the Taorminas on account of the sale of any of the Republic Shares (or any shares of Republic Common Stock issued in connection with any stock split or stock dividend effected by Republic after the Effective Time). After such amounts have been exhausted, the Shareholders and the Taorminas shall have no further liability for Indemnifiable Damages. As used in this Section 9.1, "Proceeds" shall mean (i) in the case of the sale at Fair Market Value of any of the Republic Shares, the net proceeds received on account of such sale, after deducting any commissions or other selling expenses paid in connection with such sale and any taxes payable on account of such sale (assuming applicability of the maximum long term capital gains tax rate in effect at the time of such sale, after offsetting any reduction in the Shareholders' taxable income resulting from the payment of the Indemnifiable Damages hereunder (assuming applicability of the maximum marginal federal and state income tax rates)); and (ii) in the case of the sale or transfer (by gift or otherwise) of any Republic Shares at less than Fair Market Value, or for no cash proceeds (as in the case of a gift), the Fair Market Value of such shares. As used in this Section 9.1, "Fair Market Value" shall mean on any date the closing price of a share of Republic Common Stock on the NASDAQ Stock Market for that day as reported (absent manifest error in the printing thereof) by the Wall Street Journal (Eastern Edition). The Shareholders' obligation to pay Republic all Indemnifiable Damages shall not be diminished or impaired by the existence of any insurance policies or other right to recover some or all of the Indemnifiable Damages from third parties. Republic agrees to use its reasonable efforts to seek recovery under any applicable insurance policies. The proceeds actually received by Republic, if any, under such insurance policies, net of all of Republic's unrecovered costs and expenses (including attorneys' fees and expenses) incurred in pursuing coverage under such insurance policies, shall be paid by Republic to the Shareholders but only to the extent that the Shareholders have actually paid to Republic the Indemnifiable Damages relating to the matter for which such insurance proceeds were paid to Republic.

         9.2 Survival of Representations and Warranties. Each of the representations and warranties made by the Shareholders and the Taorminas in this Agreement or pursuant hereto shall survive for a period of one year after the Effective Time. No claim for the recovery of Indemnifiable Damages may be asserted by Republic against the Shareholders or the Taorminas after such representations and warranties shall thus expire, provided, however, that claims for Indemnifiable Damages first asserted within the applicable period shall not thereafter be barred. Notwithstanding any knowledge of facts determined or determinable by any party by investigation, each party shall have the right to fully rely on the representations, warranties, covenants and agreements of the other parties contained in this Agreement or in any other documents or papers delivered in connection herewith. Each representation, warranty, covenant and agreement of the parties contained in this Agreement is independent of each other representation, warranty, covenant and agreement. Each of the representations and warranties of Republic Merger Sub and of the Company shall expire at the Effective Time. Each of the representations and warranties of Republic shall survive for a period of one year after the Effective Time.

         9.3 Procedures for Defense of Third Party Actions. Promptly after receipt by Republic of notice of commencement of any action by a third party (including service of a summons in connection with the serving of a lawsuit) which could give rise to Indemnifiable Damages in excess of the Indemnification Threshold (individually or in the aggregate with other claims for Indemnifiable Damages) set forth in Section 9.1, or to Indemnifiable Damages for which no Indemnification Threshold applies. Republic shall notify the Shareholders of the commencement thereof to the extent that either of the Shareholders are otherwise not in receipt of such notice of commencement themselves. The omission to so notify the Shareholders will not relieve them from any liability which they may have hereunder unless the Shareholders have been materially prejudiced thereby, nor will such failure to so notify the Shareholders relieve them from any other liability which they may have to Republic otherwise than hereunder. With respect to any such action commenced by a third party, the Shareholders shall have the right to participate in, and, to the extent that they may wish, jointly or individually, to assume the defense thereof with counsel satisfactory to Republic; provided, however if the defendants in any action include both Republic (or any of its subsidiaries, including -- after Closing -- the Company) and either or both of the

Shareholders and there is a conflict of interest which would prevent counsel for the Shareholders from also representing Republic (or its subsidiaries), then Republic shall have the right to select separate counsel to participate in the defense of such action on behalf of Republic (or its subsidiaries). After notice from the Shareholders to Republic of their election to so assume the defense thereof, the Shareholders will not be liable to Republic pursuant to the provisions of Section 9.1 for the related counsel and paralegal fees and expenses subsequently incurred by Republic (or its subsidiaries) in connection with the defense thereof other than reasonable costs of investigation, unless
(i) Republic (or its subsidiaries) shall have employed counsel in accordance with the provisions of the preceding sentence; (ii) the Shareholders shall not have employed counsel satisfactory to Republic to represent Republic (or its subsidiaries) within a reasonable time after notice of the commencement of the action, or (iii) the Shareholders have authorized the employment of counsel for Republic (or its subsidiaries) at the expense of the Shareholders. Notwithstanding anything to the contrary in this Section 9.3, the Shareholders shall have no right to settle or compromise any action for which they have assumed the defense of to the extent the settlement or compromise involves any injunctive or other equitable relief or otherwise involves any continuing obligations of any nature against Republic or loss of rights of Republic (or any of its subsidiaries or any of their respective directors, officers or employees), and nothing stated in this Section 9.3 shall otherwise affect the Shareholders' obligation to pay Republic all Indemnifiable Damages (other than such related counsel and paralegal fees and expenses) pursuant to Section 9.1.

             9.4 Security for the Shareholders' Indemnification Obligation. As security for the agreement by the Shareholders to indemnify and hold Republic harmless as described in this Article at the Closing, the Shareholders do hereby grant a security interest in, pledge and instruct Republic to set aside and hold certificates representing the Held Back Shares issued pursuant to this Agreement. Republic may set off against the Held Back Shares (or against any Cash Collateral (defined below)) any Indemnifiable Damages for which the Shareholders may be responsible pursuant to this Agreement, subject, however, to the following terms and conditions:

                  (a) Republic shall give written notice to the Shareholders of any claim for Indemnifiable Damages or any other damages hereunder, which notice shall set forth: (i) the amount of Indemnifiable Damages or other loss, damage, cost or expense which Republic claims to have sustained by reason thereof; and
(ii) the basis of such claim;

                  (b) Such set off shall be effected on the later to occur on the expiration of 30 days from the date of such notice (the "Notice of Contest Period") or, if such claim is contested, the date the dispute is resolved, and such set off shall be charged proportionally against the shares set aside;

                  (c) If, prior to the expiration of the Notice of Contest Period, the Shareholders shall notify Republic in writing of an intention to dispute the claim and if such dispute is not resolved within 30 days after expiration of such period (the "Resolution Period"), then Republic may elect that such dispute shall be resolved in accordance with Section 13.10 below;

                  (d) After the Held Back Shares are registered and any restrictions on sale imposed under the Securities Act or otherwise are terminated, the Shareholders may, not more than once during the twelve (12) month period following the Effective Date, instruct Republic in writing to sell some or all of the Held Back Shares and Republic shall utilize reasonable efforts to promptly sell the Held Back Shares following such written instruction and the net proceeds ("Cash Collateral") thereof shall be substituted for such Held Back Shares in any set off to be made by Republic pursuant to any claim hereunder, subject to continued compliance with any applicable SEC requirements dealing with pooling of interests and other applicable regulations (any Cash Collateral shall be deposited with a financial institution in such manner as Republic shall reasonably determine necessary to retain its rights to the Cash Collateral as security for any Indemnifiable Damages; provided that any Cash Collateral shall be deposited in an interest bearing account or invested in United States Government or Agency obligations reasonably acceptable to the Shareholders); and

             e) For purposes of this Article, each share of Republic Common Stock not sold as provided in clause (d) of this Section shall be valued at a price equal to the Average Closing Share Price.

         9.5 Voting of and Dividends on the Held Back Shares. Except with respect to shares transferred pursuant to the foregoing right of setoff (and in the case of such shares, until the same are transferred), all Held Back Shares shall be deemed to be owned by the Shareholders and the Shareholders shall be entitled to vote the same; provided, however, that, there shall also be deposited with Republic subject to the terms of this Article, all shares of Republic Common Stock issued to the Shareholders as a result of any stock dividend or stock split and all cash issuable to the Shareholders as a result of any cash dividend, with respect to the Held Back Shares (any such cash shall be deemed "Cash Collateral" hereunder). All stock and cash issued or paid upon Held Back Shares shall be distributed to the person or entity entitled to receive such Held Back Shares together with such Held Back Shares.

         9.6 Delivery of Held Back Shares and Cash Collateral. Republic agrees to deliver to the Shareholders no later than the first anniversary of the Effective Date any Held Back Shares and Cash Collateral then held by it unless there then remains unresolved any claim for Indemnifiable Damages or other damages hereunder as to which notice has been given, in which event any Held Back Shares and Cash Collateral remaining on deposit after such claim shall have been satisfied shall be returned to the Shareholders promptly after the time of satisfaction.

         9.7 Adjustment to Merger Consideration. All payments for Indemnifiable Damages made pursuant to this Article shall be treated as adjustments to the consideration granted in the Merger under Section 1.3 hereof.

         9.8 No Bar. If the Held Back Shares and any Cash Collateral are insufficient to set off any claim for Indemnifiable Damages made hereunder (or have been delivered to the Shareholders prior to the making or resolution of such claim), then Republic may take any action or exercise any remedy available to it by appropriate legal proceedings to collect the Indemnifiable Damages (subject to the limitations set forth in Section 9.1 above).

         9.9 Remedies Exclusive; Waiver. The rights of the parties hereto as set forth in this Agreement shall constitute their sole remedy under this Agreement, except for all equitable rights and remedies to seek specific performance, or to enjoin violation of, covenants for which monetary damages may be an inadequate remedy, and for remedies which any of the parties may have as a result of a claim for fraud. The Shareholders and the Taorminas hereby waive any rights to contribution or any other similar rights they may have against the Company as a result of their Agreement to Indemnify in this Article IX.

         9.10 Taorminas Guaranty. The Taorminas hereby jointly and severally guaranty the payment when due of any and all amounts due and payable by the Shareholders to Republic pursuant to this Article IX, and guaranty the performance by the Shareholders of their obligations under this Article IX.


                                    ARTICLE X

                             SECURITIES LAW MATTERS

         The parties agree as follows with respect to the sale or other disposition after the Effective Time of the Republic Shares:

         10.1 Disposition of Shares. The Shareholders represent and warrant that the shares of Republic Common Stock being acquired by them hereunder are being acquired and will be acquired for their own respective accounts and will not be sold or otherwise disposed of, except pursuant to: (a) an exemption from the registration requirements under the Securities Act, which does not require the filing by Republic with the SEC of any registration statement, offering circular or other document, in which case, the Shareholders shall first supply to Republic an opinion of counsel (which counsel and opinions shall be satisfactory to Republic) that such exception is available; or (b) an effective registration statement filed by Republic with the SEC under the Securities Act.

         10.2 Legend. The certificates representing the Republic Shares shall bear the following legend:

                  THE SHARES REPRESENTED BY THIS CERTIFICATE MAY NOT BE SOLD, TRANSFERRED OR OTHERWISE DISPOSED OF BY THE HOLDER EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT FILED UNDER THE ACT, AND IN COMPLIANCE WITH APPLICABLE SECURITIES LAWS OF ANY STATE WITH RESPECT THERETO, OR IN ACCORDANCE WITH AN OPINION OF COUNSEL IN FORM AND SUBSTANCE SATISFACTORY TO THE ISSUER THAT AN EXEMPTION FROM SUCH REGISTRATION IS AVAILABLE, AND ALSO MAY NOT BE SOLD, TRANSFERRED OR OTHERWISE DISPOSED OF BY THE HOLDER WITHOUT COMPLIANCE WITH THE SECURITIES AND EXCHANGE COMMISSION'S ACCOUNTING SERIES RELEASES 130 AND 135.

Republic may, unless a registration statement is in effect covering such shares, place stop transfer orders with its transfer agents with respect to such certificates in accordance with federal securities laws.


                                   ARTICLE XI

                                   DEFINITIONS

         11.1 Defined Terms. As used herein, the following terms shall have the following meanings:

                  "Affiliate" shall have the meaning ascribed to it in Rule 12b-2 of the General Rules and Regulations under the Exchange Act, as in effect on the date hereof, and with respect to the Company, the Blue Gum Partnership and Landowner shall be deemed an Affiliate thereof.

                  "Contract" means any agreement, contract, lease, note, mortgage, indenture, loan agreement, franchise agreement, covenant, employment agreement, license, instrument, purchase and sales order, commitment, undertaking, obligation, whether written or oral, express or implied.

                  "Exchange Act" means the Securities Exchange Act of 1934, as amended.

                  "GAAP" means generally accepted accounting principles in effect in the United States of America from time to time.

                  "Governmental Authority" means any nation or government, any state, regional, local or other political subdivision thereof, and any entity or official exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government.

                  "HSR Act" means the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended.

                  "Lien" means any mortgage, pledge, security interest, encumbrance, lien or charge of any kind (including, but not limited to, any conditional sale or other title retention agreement, any lease in the nature thereof, and the filing of or agreement to give any financing statement under the Uniform Commercial Code or comparable law or any jurisdiction in connection with such mortgage, pledge, security interest, encumbrance, lien or charge).

                  "Material Adverse Change (or Effect)" means a change (or effect), in the condition (financial or otherwise), properties, assets, liabilities, rights, obligations, operations, business or prospects which change (or effect) individually or in the aggregate, is materially adverse to such condition, properties, assets, liabilities, rights, obligations, operations, business or prospects.

                  "Person" means an individual, partnership, corporation, business trust, joint stock company, estate, trust, unincorporated association, joint venture, Governmental Authority or other entity, of whatever nature.

                  "Register", "registered" and "registration" refer to a registration of the offering and sale of securities effected by preparing and filing a registration statement in compliance with the Securities Act and the declaration or ordering of the effectiveness of such registration statement.

                  "SEC" means the Securities and Exchange Commission.

                  "Securities Act" means the Securities Act of 1933, as amended.

                  "Tax Return" means any tax return, filing or information statement required to be filed in connection with or with respect to any Taxes; and

                  "Taxes" means all taxes, fees or other assessments, including, but not limited to, income, excise, property, sales, franchise, intangible, withholding, social security and unemployment taxes imposed by any federal, state, local or foreign governmental agency, and any interest or penalties related thereto.

         11.2     Other Definitional Provisions.

                  (a) All terms defined in this Agreement shall have the defined meanings when used in any certificates, reports or other documents made or delivered pursuant hereto or thereto, unless the context otherwise requires.

                  (b) Terms defined in the singular shall have a comparable meaning when used in the plural, and vice versa.

                  (c) Unless otherwise expressly indicated herein, all matters of an accounting nature in connection with this Agreement and the transactions contemplated hereby shall be determined in accordance with GAAP applied on a basis consistent with prior periods, where applicable.

                  (d) As used herein, the neuter gender shall also denote the masculine and feminine, and the masculine gender shall also denote the neuter and feminine, where the context so permits.


                                   ARTICLE XII

                                   TERMINATION

         12.1 Termination. This Agreement may be terminated at any time prior to the Effective Time:

                  (a) by mutual written consent of all of the parties hereto at any time prior to the Closing; or

                  (b) by Republic in the event of a material breach by the Company or any of the Shareholders of any provision of this Agreement; or

                  (c) by the Company in the event of a material breach by Republic of any provision of this Agreement;

                  (d) by either Republic or the Company if the Closing shall not have occurred by May 31, 1997; or

                  (e) by Republic if the Merger Consideration shall have been determined pursuant to Section 1.3(a)(ii) and the Average Closing Share Price shall be Thirty-Four Dollars ($34.00) or less.

         12.2 Effect of Termination. Except for the provisions of Article IX hereof, which shall survive any termination of this Agreement, in the event of termination of this Agreement pursuant to Section 12.1, this Agreement shall forthwith become void and of no further force and effect and the parties shall be released from any and all obligations hereunder; provided, however, that the provisions of Section 5.8 shall survive termination and continue in full force and effect and that nothing herein shall relieve any party from liability for damages resulting from the willful breach of any of its representations, warranties, covenants or agreements set forth in this Agreement. If Republic shall elect to terminate this Agreement pursuant to Section 12.1(e) above, then Republic shall reimburse the Company and the Shareholders for all reasonable legal and accounting costs and expenses incurred by them in connection with the negotiation, execution and delivery of this Agreement and the preparation for the Closing of the transactions contemplated by this Agreement, in each case, upon presentation of reasonably detailed documentation thereof.


                                  ARTICLE XIII

                               GENERAL PROVISIONS

         13.1 Notices. All notices, requests, demands, claims, and other communications hereunder shall be in writing and shall be delivered by certified or registered mail (first class postage pre-paid), guaranteed overnight delivery, or facsimile transmission if such transmission is confirmed by delivery by certified or registered mail (first class postage pre-paid) or guaranteed overnight delivery, to the following addresses and telecopy numbers (or to such other addresses or telecopy numbers which such party shall designate in writing to the other party):

                  (a)      if to any of the Republic Companies to:

                           Republic Industries, Inc.
                           450 East Las Olas Blvd., Suite 1200
                           Ft. Lauderdale, FL  33301
                           Attn:  Richard L. Handley, General Counsel
                           Telecopy:  (305) 713-2120

                           with a copy to:

                           Akerman, Senterfitt & Eidson, P.A.
                           One Southeast Third Avenue, 28th Floor
                           Miami, Florida  33131
                           Attention: Jonathan L. Awner, Esq.
                           Telecopy: (305) 374-5095

                  (b) if to the Company, the Taorminas, and/or the Shareholders to:

                           Taormina Industries, Inc.
                           1131 North Blue Gum Street
                           P.O. Box 309
                           Anaheim, California  92805
                           Attn:  Glenn Nygard
                           Telecopy:  (714) 238-3305
                           with a copy to:

                           Paul, Hastings, Janofsky & Walker LLP
                           695 Town Center Drive
                           17th Floor
                           Costa Mesa, CA  92626
                           Attention: William J. Simpson, Esq.
                           Telecopy: (714) 979-1921

         Notice shall be deemed given on the date sent if sent by overnight delivery or facsimile transmission and on the date delivered (or the date of refusal of delivery) if sent by certified or registered mail.


         13.2 Entire Agreement. This Agreement (including the Exhibits and Schedules attached hereto) and other documents delivered at the Closing pursuant hereto, contains the entire understanding of the parties in respect of its subject matter and supersedes all prior agreements and understandings (oral or written) between or among the parties with respect to such subject matter. The Exhibits and Schedules constitute a part hereof as though set forth in full above.

         13.3 Expenses. Except as otherwise provided herein, the parties shall pay their own fees and expenses, including their own counsel fees, incurred in connection with this Agreement or any transaction contemplated hereby. Republic shall pay all filing fees of any party hereto under the HSR Act. Provided that the Company remains in compliance with its representations as to total indebtedness and net worth as set forth in Section 3.11 after accounting for any such payments, the Company may pay up to an aggregate of $400,000 of the legal fees of counsel and auditors to the Company and the Shareholders in connection with the negotiation, execution and closing of the transactions contemplated by this Agreement, but shall not in any event pay any expenses of the Shareholders related to their personal tax or estate planning undertaken in connection herewith or otherwise.

         13.4 Amendment; Waiver. This Merger Agreement has been executed prior to the Closing and is effective as of February 3, 1997, and does hereby amend and restate that certain Merger Agreement executed and delivered on February 3, 1997 by each of the undersigned (other than the C.V. Taormina Family Trust under Agreement dated September 16, 1980). This Agreement may not be modified, amended, supplemented, canceled or discharged, except by written instrument executed by all parties. No failure to exercise, and no delay in exercising, any right, power or privilege under this Agreement shall operate as a waiver, nor shall any single or partial exercise of any right, power or privilege hereunder preclude the exercise of any other right, power or privilege. No waiver of any breach of any provision shall be deemed to be a waiver of any preceding or succeeding breach of the same or any other provision, nor shall any waiver be implied from any course of dealing between the parties. No extension of time for performance of any obligations or other acts hereunder or under any other agreement shall be deemed to be an extension of the time for performance of any other obligations or any other acts. The rights and remedies of the parties under this Agreement are in addition to all other rights and remedies, at law or equity, that they may have against each other.

         13.5 Binding Effect; Assignment. The rights and obligations of this Agreement shall bind and inure to the benefit of the parties and their respective successors and assigns. Nothing expressed or implied herein shall be construed to give any other person any legal or equitable rights hereunder. Except as expressly provided herein, the rights and obligations of this Agreement may not be assigned by the Company, or any Shareholders without the prior written consent of Republic.

         13.6 Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be an original but all of which together shall constitute one and the same instrument.

         13.7 Interpretation. When a reference is made in this Agreement to an article, section, paragraph, clause, schedule or exhibit, such reference shall be deemed to be to this Agreement unless otherwise indicated. The headings contained herein and on the schedules are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement or the schedules. Whenever the words "include," "includes" or "including" are used in this Agreement, they shall be deemed to be followed by the words "without limitation." Time shall be of the essence in this Agreement.

         13.8 Governing Law; Interpretation. This Agreement shall be construed in accordance with and governed for all purposes by the laws of the State of Florida applicable to contracts executed and to be wholly performed within such State.

         13.9 Arm's Length Negotiations. Each party herein expressly represents and warrants to all other parties hereto that: (a) before executing this Agreement, said party has fully informed itself of the terms, contents, conditions and effects of this Agreement; (b) said party has relied solely and completely upon its own judgment in executing this Agreement; (c) said party has had the opportunity to seek and has obtained the advice of counsel before executing this Agreement; (d) said party has acted voluntarily and of its own free will in executing this Agreement; (e) said party is not acting under duress, whether economic or physical, in executing this Agreement; and (f) this Agreement is the result of arm's length negotiations conducted by and among the parties and their respective counsel.

         13.10 Mandatory Arbitration. Any controversy or claim between or among the parties hereto including, but not limited to, those arising out of or relating to this Agreement or any related agreements or instruments, excluding any claim based on or arising from an alleged intentional tort or fraud, shall be determined by binding arbitration in Orange County, California in accordance with the Federal Arbitration Act (of if not applicable, the applicable state law), the Rules of Practice and Procedure for the Arbitration of Commercial Disputes of Judicial Arbitration and Mediation Services, Inc. (J.A.M.S.), and the "Special Rules" set forth below. In the event of any inconsistency, the Special Rules shall control. Judgment upon any arbitration award may be entered in any court having jurisdiction. Any party to this Agreement may bring an action, including a summary or expedited proceeding, to compel arbitration of any controversy or claim to which this Agreement applies in any court having jurisdiction over such action.

                  (a) Special Rules. The arbitration shall be administered by Endispute, Inc., d/b/a/ J.A.M.S./Endispute, who will appoint an arbitrator; if J.A.M.S./Endispute is unable or legally precluded from administering the arbitration, then the American Arbitration Association will serve. All arbitration hearings will be commenced within ninety (90) days of the demand for arbitration; further, the arbitrator shall only, upon a showing of cause, be permitted to extend the commencement of such hearing for up to an additional sixty (60) days.

                  (b) Reservation of Rights. Nothing in this Agreement shall be deemed to: (i) limit the applicability of any otherwise applicable statutes of limitation or repose and any waivers contained in this Agreement; or (ii) limit the right of Republic or the Shareholders (A) to exercise self-help remedies such as (but not limited to) setoff, in accordance with Section 9.4 hereof or
(B) to realize upon any security granted hereunder, or (C) to obtain from a court provisional or ancillary remedies such as (but not limited to) injunctive relief or the appointment of a receiver. No exercise of self-help remedies or ancillary remedies shall constitute a waiver of the right of any party, including the claimant in any such action, to arbitrate the merits of the controversy or claim occasioning resort to such remedies.





                         [Signatures On Following Page]

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered as of the day and year first above written.

                                   REPUBLIC INDUSTRIES, INC., a Delaware
                                   corporation


                                   By: /s/ Harris W. Hudson
                                       ---------------------------------------
                                       Harris W. Hudson, Vice Chairman


                                   RI/T MERGER CORP., a California corporation


                                   By:/s/ Harris W. Hudson
                                      ----------------------------------------
                                      Harris W. Hudson, President


                                   TAORMINA INDUSTRIES, INC., a California
                                   corporation


                                   By:/s/ William C. Taormina
                                      ----------------------------------------
                                      William C. Taormina, Chairman


                                   /s/ William C. Taormina
                                   -------------------------------------------
                                   William C. Taormina, individually


                                   /s/ Vincent C. Taormina
                                   -------------------------------------------
                                   Vincent C. Taormina, individually





                    [Signatures Continued On Following Page]

                                            TAORMINA REVOCABLE INTER VIVOS
                                            TRUST UNDER AGREEMENT DATED
                                            JULY 26, 1983


                                            By:/s/ William C. Taormina
                                              --------------------------------
                                               William C. Taormina, Trustee


                                            VINCENT COSMO TAORMINA REVOCABLE
                                            INTER VIVOS TRUST UNDER AGREEMENT
                                            DATED MAY 14, 1984


                                            By:/s/ Vincent C. Taormina
                                              --------------------------------
                                               Vincent C. Taormina, Trustee



                                            C.V. TAORMINA FAMILY TRUST UNDER
                                            AGREEMENT DATED
                                            SEPTEMBER 16, 1980


                                            By:/s/ Arlene Taormina
                                              --------------------------------
                                               Arlene Taormina, Trustee